                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or Section 240.14a-12

                                SUNAMERICA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

SUNAMERICA INC.                                                                                        ELI BROAD
                                                                                                       Chairman and
1 SunAmerica Center                                                                                    Chief Executive Officer
Century City
Los Angeles CA 90067-6022
310.772.6000

                                                                    LOGO

December 31, 1996

Dear Fellow Shareholder:

     Your officers and directors join me in inviting you to attend the 1997 Annual Meeting of Shareholders of SunAmerica Inc. The formal notice of this meeting and the Proxy Statement accompany this letter.

     By attending the meeting you will have an opportunity to hear the plans for our Company's future, to meet your officers and directors and to participate in the business of the meeting. If it is not possible for you to attend, please return the enclosed proxy immediately to ensure that your shares will be voted. Since mail delays occur frequently, it is important that the proxy be returned well in advance of the meeting.

     We look forward to seeing you in the Pacific Palisades Room in the Century Plaza Hotel, Los Angeles, California at 2:00 p.m. on February 14, 1997.


                                          Sincerely,


                                          /s/ ELI BROAD
                                          ----------------------------
                                          Eli Broad
                                          Chairman of the Board
                                          and Chief Executive Officer

                                SUNAMERICA INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 14, 1997

To the holders of the Common and Class B Common Stock of SunAmerica Inc.:

     The Annual Meeting of Shareholders of SunAmerica Inc. will be held on Friday, February 14, 1997, at 2:00 p.m. in the Pacific Palisades Room at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California for the following purposes:

     (1) To elect ten directors for the ensuing year;

     (2) To consider and vote upon a proposal to amend the Charter to increase the Company's authorized Common Stock from 175,000,000 to 350,000,000 shares (the "Charter Amendment");

     (3) To consider and vote upon the SunAmerica 1997 Employee Incentive Stock Plan;

     (4) To consider and vote upon the SunAmerica Long-Term Incentive Plan;

     (5) To consider and vote upon an Amendment to the Long-Term Performance Based Incentive Plan for the Chief Executive Officer (the "Incentive Plan Amendment");

     (6) To consider and vote upon the Non-Employee Directors' Stock Option Plan (the "Director Plan"); and

     (7) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 10, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Susan L. Harris
                                          Senior Vice President and Secretary

Los Angeles, California
December 31, 1996

                                SUNAMERICA INC.
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022

                               DECEMBER 31, 1996

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 14, 1997

To Our Shareholders:

     Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your Proxy in the form enclosed to be used at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Friday, February 14, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's Annual Report for the fiscal year ended September 30, 1996, including audited financial statements, is being mailed to shareholders concurrently herewith.

     We cordially invite you to attend the meeting. Whether or not you plan to attend, we urge you to date, sign and return your Proxy promptly in the envelope enclosed. You may revoke your Proxy at any time prior to its exercise at the annual meeting by notice to the Company's Secretary, or by timely delivery to the Company of a subsequently dated and executed Proxy and, if you attend the meeting, you may vote your shares in person.

     Only holders of record of the 108,866,188 shares of Common Stock, par value $1.00 per share (the "Common Stock") and the 10,848,468 shares of Nontransferable Class B Stock ("Class B Stock") outstanding at the close of business on December 10, 1996, will be entitled to vote at the meeting.

     At the Annual Meeting, shareholders will have the opportunity to (i) elect ten directors for the ensuing year, (ii) approve the Charter Amendment; (iii) approve the SunAmerica 1997 Employee Incentive Stock Plan; (iv) approve the SunAmerica Long-Term Incentive Plan; (v) approve the Incentive Plan Amendment; and (vi) approve the Director Plan. Each holder of Common Stock is entitled to one vote for each share held and each holder of Class B Stock is entitled to ten votes for each share held. There is no right to cumulate votes as to any matter.

     Votes present in person or by proxy at the Annual Meeting will determine whether or not a quorum is present and will be tabulated by the election inspectors appointed for the meeting. Abstentions will be counted for purposes of determining whether a quorum is present. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting constitutes a quorum.

     The election of directors requires a plurality of the votes cast by the holders of Common Stock and Class B Stock, voting together as a single class with a quorum present. Abstentions and broker non-votes have no effect on the plurality vote for the election of directors. Approval of the Charter Amendment requires the affirmative vote of two-thirds of all votes entitled to be cast by the holders of Common Stock and the Class B Stock, voting together as a single class. In addition, the affirmative vote of a majority of all votes entitled to be cast by holders of the Common Stock, voting as a separate class, and the affirmative vote of a majority of all votes entitled to be cast by holders of the Class B Stock, voting as a separate class, are required to approve the Charter Amendment. For purposes of the Charter Amendment, abstentions and broker non-votes will be equivalent to a vote against the proposal. Approval of the SunAmerica 1997 Employee Incentive Stock Plan, the SunAmerica Long-Term Incentive Plan, the Incentive Plan Amendment and the Director Plan requires the affirmative vote of a majority of votes cast by the holders of Common Stock and Class B Stock, voting as a single class with a quorum present. Abstentions and broker non-votes have no effect on the majority vote required to approve these matters. In addition, the Board has conditioned approval of the Incentive Plan Amendment on an affirmative vote of a majority of the votes cast on the matter, other than the votes represented by the shares as to which Mr. Broad has or shares the power to vote.

     Mr. Broad, Chairman of the Board, President and Chief Executive Officer of the Company, holds or exercises voting power over shares which represent approximately 44.1% of the shares entitled to be cast for the election of the Board of Directors, the Charter Amendment, the SunAmerica 1997 Employee Incentive Stock Plan, the SunAmerica Long-Term Incentive Plan, the Incentive Plan Amendment and the Director Plan. Mr. Broad intends to cast an affirmative vote for each of the proposals.

     The persons named as proxies in the enclosed forms are Messrs. Eli Broad, Chairman of the Board, President and Chief Executive Officer, Jay S. Wintrob, Vice Chairman, and Joseph M. Tumbler, Vice Chairman.

                             ELECTION OF DIRECTORS

     At the meeting, management will present as nominees and recommend to the shareholders that each of the ten persons listed below be elected to serve for a term of one year and until their successors are duly elected and qualified. Each nominee has agreed to serve if elected. All nominees, except William F. Aldinger, III and Jay S. Wintrob, were elected to the Board of Directors at the last shareholders' meeting. Should any nominee become unable to serve as a director, the persons named in the enclosed form of Proxy will, unless otherwise directed, vote for the election of such other person for such office as the present Board of Directors may recommend in place of such nominee.

     The following sets forth certain biographical information, present occupation, and business experience for the past five years for each of the nominees:

--------------------------------------------------------------------------------

                Eli Broad, age 63, a co-founder of the Company in 1957, is presently Chairman of the Board of Directors, President and
                Chief Executive Officer. Among other activities, Mr. Broad is
                Founder-Chairman of Kaufman and Broad Home Corporation; a former
  Photo         director of the Federal National Mortgage Association; the
                Founding Chairman of The Museum of Contemporary Art (MOCA);
                Chairman of the Los Angeles World Affairs Council; a director of
                D.A.R.E. America; a trustee of the California Institute of
                Technology, the Archives of American Art, The Smithsonian
                Institution, and the Los Angeles County Museum of Art; a member of the Board of Governors of The Music Center of Los Angeles; a
                member of the California Business Roundtable; former Vice
 ELI BROAD      Chairman of the Board of Trustees of the California State
                University system; and former Chairman and a life trustee of Pitzer College. The Eli Broad College of Business and Graduate
                School of Management at his alma mater, Michigan State
                University, are named in his honor. Mr. Broad has been a director of the Company since 1961.

------------------------------------------------------------------------------

                William F. Aldinger, III, age 49, has been Chairman and Chief
                Executive Officer of Household International since 1994. Prior to joining Household International, Mr. Aldinger was named
                Executive Vice President of Wells Fargo Bank private banking
   Photo        group in 1986 and Vice Chairman for the private banking group and the consumer credit group in 1992. He was appointed to head the Wells Fargo Bank retail banking group and consumer credit group in 1993. Mr. Aldinger is a member of the Board of Trustees of Northwestern University and the Orchestral Association
                Chicago Symphony Orchestra. He also serves as a member of the
                Board of Directors of Stone Container Corporation, and the
                combined Board of Directors of Children's Memorial Medical
  WILLIAM F.    Center/Children's Memorial Hospital and the Children's Memorial
ALDINGER, III   Foundation. Mr. Aldinger was recently elected member of the
                Listed Company Advisory Committee to the New York Stock
                Exchange. Mr. Aldinger was elected a director of the Company in November 1996.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Karen Hastie-Williams, age 52, has been a partner with the law firm of Crowell & Moring since December 1982. Prior to joining
                Crowell & Moring, Ms. Williams was Administrator of the Office
                of Federal Procurement Policy, Office of Management and Budget,
  Photo         and from 1977 to 1980 served as Chief Counsel to the United
                States Committee on the Budget. She is a director of Crestar
                Financial Services Corporation, the Federal National Mortgage
                Association, Washington Gas and Light Company and Continental
                Airlines, Inc. She also serves as Trustee of the NAACP Legal
                Defense Fund, Inc., the Lawyers' Committee for Civil Rights
KAREN HASTIE-   Under Law, the Enterprise Foundation and the Greater Washington
  WILLIAMS      Research Center and as Chair of the Black Student Fund. Ms.
                Williams is a member of the National, American and Washington bar associations and the Consultant Advisory Panel of the Comptroller General of the United States. She has been a director of the Company since 1994.

------------------------------------------------------------------------------

                David O. Maxwell, age 66, is retired Chairman and Chief
                Executive Officer of the Federal National Mortgage Association
                (Fannie Mae), having served from 1981-1991. He is a director of
                Corporate Partners, L.P., Financial Security Assurance Holdings
   Photo        Ltd. (FSA), Potomac Electric Power Company (PEPCO) and Salomon
                Inc. He is a member of the Trustees' Council and co-chair of The
                Circle of the National Gallery of Art. He also serves on the governing boards of The Brookings Institution, The Enterprise
                Foundation, The European Institute, Arena Stage, WETA, the
  DAVID O.      public television and radio stations in metropolitan Washington,
  MAXWELL       D.C. and is a Life Trustee of the Urban Institute. He has been a director of the Company since 1985.

-------------------------------------------------------------------------------

                Barry Munitz, Ph.D., age 54, has been Chancellor and Chief
                Executive Officer of The California State University System
                since 1991. From 1982 to 1991, he was President and Chief
                Operating Officer of Federated Development Co., Vice Chairman,
   Photo        MAXXAM, Inc., Chairman and Chief Executive Officer, United
                Financial Group; and Director, Charter BancShares, Kaiser
                Aluminum and Simplicity Patterns. Dr. Munitz is Chair of the
                American Council on Education, a director of KCET Public
BARRY MUNITZ    Television, and Chair-elect of the California Business-Higher
                Education Forum. He has been a director of the Company since
                1994.

------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Lester Pollack, age 63, has been Chief Executive Officer of
                Centre Partners, L.P., since 1986 and a managing partner of
                Lazard Freres & Co. LLC since 1986 and Senior Managing Director of Corporate Advisors, L.P. since 1988. He is a director of
   Photo        Continental Cablevision, Inc., Polaroid Corporation, Sphere
                Drake Holdings Ltd., Tidewater, Inc. and Parlex Corporation. Mr.
                Pollack is a Trustee of New York University and a member of the
                Council on Foreign Relations. He is the immediate past Chairman
  LESTER        of the Conference of Presidents of Major American Jewish
 POLLACK        Organizations. He has been a director of the Company since 1981.

-------------------------------------------------------------------------------

                Carl E. Reichardt, age 65, is retired Chairman and Chief
                Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, having served in those positions since 1983. Mr. Reichardt joined Wells Fargo & Company in 1970,
   Photo        was named Executive Vice President in 1973 and President of
                Wells Fargo Bank in 1978. He is a director of ConAgra, Inc.,
                Columbia/HCA Healthcare Corporation, Ford Motor Company, Pacific
                Gas and Electric Company, McKesson Corporation, Newhall
  CARL E.       Management Corporation, and Wells Fargo & Company. He has been a
 REICHARDT      director of the Company since 1995.

-------------------------------------------------------------------------------

                Sanford C. Sigoloff, age 66, has been Chairman, President and
                Chief Executive Officer of Sigoloff & Associates, Inc. since
                1989 and was President and Chief Executive Officer of LJ Hooker
                Corporation, Inc. from 1989 to 1992. He was Chairman, President
   Photo        and Chief Executive Officer of Wickes Companies, Inc., a retail and wholesale merchandiser, from 1982 to 1988. In 1988 Mr.
                Sigoloff received a Presidential appointment to the United
                States Holocaust Memorial Council in Washington, D.C. Mr.
                Sigoloff is a director of Kaufman and Broad Home Corporation,
                Wickes Europe, PLC-London, England, Movie Gallery, Inc.,
                ChatCom, Inc., Digital Video Systems, Inc., and the National
SANFORD C.      Conference of Christians and Jews; a member of the California
 SIGOLOFF       State Board of Education; a trustee of the UCLA Foundation and the Medical Centers of Cedars-Sinai and Chaim Sheba; a member of the Executive Committee of the City of Hope and the Executive
                Board of the American Jewish Committee; a national trustee and Vice President of the National Jewish Hospital and Research
                Center-National Asthma Center. Mr. Sigoloff is also a professor at the UCLA John E. Anderson Graduate School of Management. He has been a director of the Company since 1979.

------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                Harold M. Williams, age 68, has been Chief Executive Officer of
                The J. Paul Getty Trust since 1981. He served as the Chairman of the Securities and Exchange Commission from 1977 to 1981 and
                Dean of the Graduate School of Management at the University of
  Photo         California, Los Angeles, from 1970 to 1977. Prior to then, he served as Chairman of the Board of Norton Simon, Inc. Mr.
                Williams is currently on the Board of Directors of Times-Mirror
                Corp. Mr. Williams also serves as a director of the Los Angeles
  HAROLD M.     Philharmonic and the Committee for Economic Development. He has
  WILLIAMS      been a director of the Company since 1992.

------------------------------------------------------------------------------

                Mr. Wintrob, age 39, is Vice Chairman of the Company and
                President of SunAmerica Investments, Inc. Mr. Wintrob joined the
                Company in 1987 and previously served as Executive Vice
                President (1991-95). Prior to joining the Company, Mr. Wintrob
   Photo        was an attorney with O'Melveny & Myers in Los Angeles. He is a director of the Los Angeles Area Chamber of Commerce and The
                Wellness Community, and is President of the Board of Directors
                of Bet Tzedek Legal Services - The House of Justice, a leading
   JAY S.       Los Angeles legal services organization. Mr. Wintrob previously
  WINTROB       has not served as a director of the Company.

------------------------------------------------------------------------------

     The Company's Board of Directors held eight meetings during fiscal year 1996. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings. Other than Mr. Broad, directors for fiscal year 1996 received a quarterly retainer of $6,250, plus $1,000 for each meeting of the Board or of a Board committee attended; if two such meetings were held on the same day, only $500 was paid for the second meeting. Additionally, each committee chairman received a quarterly retainer of $1,250. Directors may defer all or a portion of their fees until a later specified event, such as retirement. The Company has implemented a Charitable Award Program which provides an aggregate $500,000 donation to up to five charitable organizations of the director's choice, upon the death of a director. The Company also has a retirement benefit for directors who serve a minimum of three years, which is the continuation of one-half the annual retainer for each year of service up to a maximum of ten years. During fiscal year 1996 retirement benefits were paid to two former directors in the amount of $12,500 each.

     The Company's Board of Directors has several standing committees, including a Personnel, Compensation and Stock Plan Committee, an Audit and Compliance Committee and a Nominating Committee. The Personnel, Compensation and Stock Plan Committee held two meetings during fiscal year 1996 to review, discuss and advise management and to make recommendations to the Board of Directors regarding compensation and other employment benefits afforded officers and employees of the Company. The current members of the Personnel, Compensation and Stock Plan Committee are Directors Maxwell (Chairman), Arnault, Hastie-Williams, Reichardt and Williams.

     The Audit and Compliance Committee held two meetings during fiscal year 1996. The function of the Audit and Compliance Committee is to review and approve the selection of and all services performed by the Company's independent accountants, to meet and consult with, and to receive reports from, the Company's independent accountants, its financial and accounting staff and its controls evaluation and audit department and to review and act or report to the Board of Directors with respect to the scope of audit procedures, accounting practices, and internal accounting and financial controls of the Company. The committee's current members are Directors Rohr (Chairman), Arnault, Munitz, Sigoloff, and Williams.

     The Nominating Committee oversees the election of Directors and reviews Company policy as it relates to the Board of Directors. The Nominating Committee held two meetings during fiscal year 1996. The Committee develops guidelines for the composition of the Board of Directors, and proposes to the Board of Directors prospective candidates. The Nominating Committee does not entertain nominations to the Board of Directors made by shareholders. The current members of the Nominating Committee are Directors Pollack (Chairman), Hastie-Williams, Maxwell, Munitz and Williams.

     During the fiscal year ended September 30, 1996, each director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and
(2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

                         BENEFICIAL OWNERSHIP OF SHARES

     The following information is furnished as of December 11, 1996, to indicate beneficial ownership by each Director, nominee and certain Executive Officers, individually, and all Executive Officers and directors of the Company, as a group, of shares of the Company's Common Stock and its Class B Stock. The Class B Stock is convertible at any time by the holder thereof into Common Stock. Each share of Class B Stock has 10 times the voting rights of each share of Common Stock and receives a dividend equal to 90% of any cash dividend paid on each share of Common Stock. All share numbers contained below and elsewhere in this Proxy Statement reflect a 2-for-1 stock split paid in the form of a stock dividend on August 30, 1996.

                                                                 AMOUNT          PERCENT
                                                              BENEFICIALLY         OF
                      NAME OF BENEFICIAL OWNER                  OWNED(1)          VOTE
        ----------------------------------------------------  ------------       -------
        William F. Aldinger, III............................            --           --
        Ronald J. Arnault...................................        12,000            *
        Eli Broad...........................................    15,090,450(2)      44.1%
        Michael L. Fowler...................................        43,584(3)         *
        Karen Hastie-Williams...............................           200            *
        Gary W. Krat........................................       393,184(4)         *
        David O. Maxwell....................................        31,114            *
        Barry Munitz........................................        27,000            *
        Lester Pollack......................................         6,750            *
        Carl E. Reichardt...................................         4,000            *
        Richard D. Rohr.....................................        34,898(5)         *
        Sanford C. Sigoloff.................................        31,500            *
        Joseph Tumbler......................................       255,148(6)         *
        Harold M. Williams..................................         1,500            *
        Jay S. Wintrob......................................     1,096,968(7)         *
        All directors and officers as a group (25
          persons)..........................................    18,358,016(8)      45.6%
                                                                 =========         ====

---------------

*   Less than 1%.

(1) Unless otherwise indicated, (i) beneficial ownership is direct, (ii) the person indicated has sole voting and investment power, and (iii) the shares are Common Stock.

(2) Of these holdings, 5,930,156 shares are Common Stock, and 9,160,294 shares are Class B Stock. Of the Common Stock, 715,872 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Broad has no investment power; 75,846 shares are registered in the name of a corporation of which Mr. Broad is a director and has sole voting and investment powers; 65,136 shares are held by a foundation of which Mr. Broad is a director and shares voting and investment power; and 3,605,700 shares represent employee stock options held by Mr. Broad which are or will become exercisable on or before February 9, 1997 and as to which he has no voting or investment power. Of the Class B Stock, 704,154 shares are held in the name of a corporation of which Mr. Broad is a director and has sole voting and investment powers; and 8,456,140 shares are held directly by Mr. Broad. Mr. Broad has beneficial ownership of approximately 5.3% of the Common Stock outstanding and 84.4% of the Class B Stock outstanding.

(3) Of these holdings, 30,000 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Fowler has no investment power; and 13,500 shares represent employee stock options held by Mr. Fowler which are or will become exercisable on or before February 9, 1997, and as to which he has no voting or investment power.

(4) Of these holdings, 177,000 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Krat has no investment power; and 191,100 shares represent employee stock options held by Mr. Krat which are or will become exercisable on or before February 9, 1997, and as to which he has no voting or investment power.

(5) Of these holdings, 29,624 shares are held by Mr. Rohr and his wife as co-owners, and Mr. Rohr has shared voting and investment power with respect thereto.

(6) Of these holdings, 225,000 represent restricted shares granted under the Company's employee stock plans as to which Mr. Tumbler has no investment power and 30,000 shares represent employee stock options held by Mr. Tumbler which are or will become exercisable on or before February 9, 1997, as to which he has no voting or investment power.

(7) Of these holdings, 379,890 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Wintrob has no investment power; and 555,000 shares represent employee stock options held by Mr. Wintrob which are or will become exercisable on or before February 9, 1997, and as to which he has no voting or investment power.

(8) Of these aggregate holdings 2,033,512 shares represent restricted shares granted under the Company's employee stock plans as to which no investment power is held; and 5,114,700 shares represent employee stock options held by such persons which are or will become exercisable on or before February 9, 1997, and as to which no voting or investment power is held. All directors and executive officers as a group have beneficial ownership of approximately 8.1% of the Common Stock outstanding, and 84.4% of the Class B Stock outstanding.

     The Company knows of no person who owned in excess of 5% of the outstanding Common or Class B Stock except for Mr. Broad, whose business address is 1 SunAmerica Center, Los Angeles, California 90067-6022, and the Eli and Edythe L. Broad 1980 Family Trust and the Eli Broad 1983 Trust, trusts formed by Mr. Broad of which his estate is a beneficiary (the "Family Trusts"). The business address of the Family Trusts is in care of the trustee, Cindy Quane, 1999 Avenue of the Stars, Suite 3170, Los Angeles, California 90067. The Family Trusts beneficially own, in the aggregate, 1,687,500 shares of Class B Stock, or approximately 15.56% of the Class B Stock outstanding and 4,773,824 shares of Common Stock, or approximately 4.4% of the Common Stock outstanding.

            SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), the Company believes that all of such forms were filed on a timely basis by reporting persons.

                   PROPOSAL FOR SHAREHOLDER APPROVAL TO AMEND
                  THE COMPANY'S CHARTER TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has declared advisable and recommended an amendment to the Company's Charter to increase the number of authorized shares of Common Stock. The Board of Directors believes that the availability of additional Common Stock will provide flexibility and allow the Company to issue Common Stock, if, as and when the need arises. It is therefore proposed to amend the Company's Charter to increase the number of authorized shares of Common Stock from 175,000,000 to 350,000,000. The proposed amendment does not affect any terms or rights of the outstanding shares of either Common Stock or Class B Stock. Neither the holders of Common Stock nor the holders of Class B Stock have preemptive rights.

     The text of the proposed amendment is set forth below.

     FIRST: The Charter of the Corporation is hereby amended by striking out the first paragraph of Article Fifth of the Charter and inserting in lieu thereof the following:

          ARTICLE FIFTH: The total number of stock of all classes which the Corporation has authority to issue is 410,000,000 shares, which consists of 350,000,000 shares of Common Stock of the par value of One Dollar ($1) each for an aggregate par value of Three Hundred Fifty Million Dollars ($350,000,000), 25,000,000 shares of Nontransferable Class B Stock of the par value of One Dollar ($1) each for an aggregate par value of Twenty Five Million Dollars ($25,000,000), 15,000,000 shares of Transferable Class B Stock of the par value of One Dollar ($1) each for an aggregate par value of Fifteen Million Dollars ($15,000,000), and 20,000,000 shares of Preferred Stock without par value.

     As of November 30, 1996, of the 175,000,000 authorized shares of Common Stock, 108,866,188 shares were outstanding. There were also 53,638,018 shares of Common Stock (the "Reserved Shares") reserved for issuance under employee benefit plans, upon exercise of employee stock options, upon conversion of the Class B Stock, upon conversion of the Company's Series E Mandatory Conversion Premium Dividend Preferred Stock (the "Series E Preferred Stock") and upon conversion of the Company's 8 1/2% Premium Equity Redemption Cumulative Security Units ("8 1/2% PERCS Units"). Taking into account the Reserved Shares and the 108,866,188 shares of outstanding Common Stock, as of November 30, 1996, the total number of issued and reserved shares of Common Stock was 162,504,206. As of November 30, 1996, the Company had outstanding 3,514,765 shares of 9 1/4% Preferred Stock, Series B, 4,000,000 shares of Series E Preferred Stock and 11,500,000 8 1/2% PERCS Units.

     The Board of Directors believes it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of additional shares of Common Stock will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, such as the declaration of stock dividends or distributions, the sale of stock to obtain additional capital funds and the issuance of such stock in connection with acquisitions of or mergers with other companies. The Company recently filed with the Securities and Exchange Commission a shelf registration statement (the "Registration Statement") providing for the issuance, from time to time, of various securities which may include Common Stock or securities convertible into Common Stock.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such time and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by applicable laws or the rules of the New York Stock Exchange. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock.

     The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that it deems to be in the best interests of the Company and its shareholders. Any future issuance of Common Stock or securities convertible into Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future. Other than the possible issuance of Common Stock as contemplated by the Registration Statement, the Company's management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Charter Amendment.

     Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for a combination of the Company with another company), the proposed Charter Amendment is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED CHARTER AMENDMENT.

                    PROPOSAL FOR SHAREHOLDER APPROVAL OF THE
                 SUNAMERICA 1997 EMPLOYEE INCENTIVE STOCK PLAN

     GENERAL. The Board of Directors has adopted, subject to shareholder approval, the SunAmerica 1997 Employee Incentive Stock Plan (the "Stock Plan"). Under the Stock Plan, stock options, limited stock appreciation rights, restricted shares of Common Stock and stock units may be awarded to eligible employees and other individuals. The Board believes that adoption of the Stock Plan will serve a useful purpose in attracting and retaining key personnel and in enhancing their interest in the Company's continued success, and that approval of the Stock Plan is in the best interests of the Company and its shareholders.

     A summary description of the Stock Plan is set forth below. This description is qualified by reference to the full text of the Stock Plan, which is set forth as Appendix A to this Proxy Statement. Capitalized terms used but not defined in this section are used with the meanings provided in the full text of the Stock Plan. The Stock Plan is being submitted for shareholder approval because such approval is required by regulations promulgated under Section 162(m) of the Internal Revenue Code (the "Code") and by the rules of the New York Stock Exchange. If the Stock Plan is not approved by stockholders, it will not be adopted.

     ADMINISTRATION. The Stock Plan will be administered by the Personnel, Compensation and Stock Plan Committee of the Board of Directors (the "Compensation Committee"). Key employees of the Company and its subsidiaries and other individuals who can make substantial contributions to the Company's long-term profitability and value are eligible to participate in the Stock Plan. It is estimated that approximately 200 persons will participate in the Stock Plan.

     AUTHORIZED SHARES. The shares of Common Stock authorized for delivery under the Stock Plan include 1,841,950 shares of Common Stock remaining available for grant under the Company's 1988 Employee Stock Plan (the "1988 Plan") plus 5,658,050 additional shares for a total of 7,500,000 shares. If an option or other award under the Stock Plan expires or otherwise terminates without the issuance of Common Stock, the shares of Common Stock underlying any such award shall be again available for options and awards under the Stock Plan. In the event that an award under the Stock Plan or the 1988 Plan is exercised through the delivery by the holder of Common Stock, or in the event that the holder's tax liability arising out of such award is satisfied by the withholding of shares of Common Stock by the Company, the number of shares authorized for issuance under the Stock Plan shall be increased by the number of shares so delivered or withheld. No person may receive options, limited stock appreciation rights or restricted stock or stock unit awards under the Stock Plan in any year covering more than 450,000 shares of Common Stock.

     AMENDMENT; TERMINATION. No option or award may be granted after the expiration of 15 years after the Stock Plan's approval by the shareholders. The Stock Plan may be amended or terminated at any time by the Board of Directors except that no amendment adversely affecting a participant's rights under an outstanding award may become effective as to such participant without his or her consent, and no such amendment may be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply.

     OPTIONS. Stock options may be granted under the Stock Plan at the discretion of the Compensation Committee. The Compensation Committee also has discretion to fix the exercise price of the options, which, except in the case of options adjusted for extraordinary events and the case of options granted in substitution for options of an acquired company, shall not be less than 100% of the fair market value of the underlying Common Stock at the time such option is granted. In addition, except in those limited circumstances, once an option has been granted, its exercise price cannot be reduced. The Compensation Committee has broad discretion as to the terms and conditions upon which options granted shall be exercisable and may provide that an option will become exercisable, or its exercisability will be accelerated, upon the satisfaction of performance objectives established by the Compensation Committee. Under no circumstances will an option have a term exceeding 10 years from date of grant. The option exercise price may be satisfied in cash or by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares. The closing price of the Common Stock on December 20, 1996 was $43.50 per share.

     LIMITED STOCK APPRECIATION RIGHTS. The Compensation Committee may determine at the time of grant of an option or thereafter to grant a limited stock appreciation right relating to an option which shall only be exercisable during the 91 day period commencing upon the occurrence of a Change of Ownership of the Company (as defined in the Stock Plan). Upon the exercise of a limited stock appreciation right, the optionee is entitled to receive a cash payment from the Company equal to the excess of the fair market value of a share of Common Stock or the Offer price per Share, whichever is higher, over the option price of the related option. The term "Offer Price per Share" is defined to mean the higher of (i) the fair market value of a share of Common Stock on the date of exercise of the limited stock appreciation right or (ii) the highest price per share for Common Stock paid or to be paid in the transaction, if any, giving rise to the Change of Ownership, provided that any securities or property which are part of the consideration paid or to be paid in such a transaction are to be valued at the highest of (A) the valuation placed on such securities or property by the company, person or other entity engaging in such transaction or (B) the valuation placed on such securities or property by the Compensation Committee.

     RESTRICTED SHARES. Awards of restricted shares under the Stock Plan will be made at the discretion of the Compensation Committee and will consist of shares of Common Stock granted to a participant and covered by a stock restriction agreement. At the time of an award, a participant will have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions, subject to the restrictions set forth in the Stock Plan and in the stock restriction agreement. The shares will be legended and held in escrow by the Company and may not be sold, transferred or disposed of until such restrictions have lapsed. Each award may be subject to a lapsing formula pursuant to which the restrictions on transferability lapse over a particular time period, which period may be shortened as to all or part of the shares if specified performance objectives are achieved. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

     STOCK UNIT AWARDS. The Stock Plan also authorizes the Compensation Committee to grant to participants, either alone or in addition to options and awards of restricted shares thereunder, awards of Common Stock or Units that are valued in whole or in part by reference to the value of Common Stock ("Stock Unit Awards"). The Compensation Committee has discretion to determine the participants to whom Stock Unit Awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of the Stock Unit Awards will be subject to such rules and regulations as the Compensation Committee shall determine at the time of grant. For example, Stock Unit Awards may, but need not provide that (i) the participant is not permitted to sell, transfer, pledge or assign any shares involved prior to the date on which such shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses,
(ii) the participant has the right to receive currently or on a deferred basis interest or dividends, or interest or dividend equivalents, and (iii) such awards are subject to forfeiture provisions, all as the Compensation Committee shall determine.

     PERFORMANCE CRITERIA. The Compensation Committee may, as noted above, determine that the vesting or exercisability of an option or award under the Stock Plan shall be conditioned, or accelerated, upon the satisfaction of specified Performance Objectives over a specified Performance Period. Vesting of a portion of the stock options granted at the beginning of fiscal year 1997 may be accelerated based on specified levels of the Company's Total Return to Shareholders as compared with the S&P Index Total Return to Shareholders and vesting of another portion may be accelerated based on the Company's earnings per share. For this purpose, "earnings per share" shall mean the Company's aggregate earnings per share from continuing operations before the cumulative effect of a change in accounting principles and before extraordinary items. Vesting of a portion of the stock options granted to a certain named executive officer may be accelerated based on specified levels of pretax income of certain subsidiaries of the Company and vesting of another portion may be accelerated based on specified levels of sales of financial products offered by the Company's subsidiaries.

     Other criteria upon which awards may be conditioned include return on equity or investment; growth in book value or net worth; achievement of a specified stock price; pretax or after tax earnings of the Company or any subsidiary, division, department or operation thereof; pretax or after tax income of the Company or any subsidiary; specified levels of sales of any of the financial products offered by the Company's subsidiaries; and relative performance of any of the Company's mutual funds or other financial products as compared with appropriate benchmarks. With respect to awards to participants who are not expected to be subject to Section 162(m) of the Code at the time of payment of such award, the Compensation Committee may select such other measures of Company performance as it determines to be appropriate.

     The Compensation Committee has the discretion to provide financing to a participant in a principal amount sufficient for the purchase of shares pursuant to an option and/or to pay the amount of taxes required to be withheld in connection with option exercises, awards of restricted shares and Stock Unit Awards. The Compensation Committee also has the discretion to permit a participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares with a value equal to the amount of taxes required by law to be withheld. Any award or option granted under the Stock Plan may provide for dividends or dividend equivalents payable in cash, Common Stock or other securities or property, on a current or deferred basis, all as determined by the Compensation Committee.

     CHANGE OF OWNERSHIP; OTHER ADJUSTMENTS. If a Change of Ownership of the Company, as defined in the Stock Plan, occurs, all restrictions on outstanding awards of restricted stock and stock units lapse and all outstanding options previously granted under the Stock Plan shall become exercisable for a period of 91 days.

     If the Compensation Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Stock Plan, then the Compensation Committee has discretion to make equitable adjustments in the number and kind of shares subject to the Stock Plan or outstanding options and awards and the respective option exercise prices and/or, if appropriate, to provide for the payment of cash to a participant.

     NEW PLAN BENEFITS. If the Stock Plan is approved by the shareholders, the persons and groups named below will receive the option grants set forth below:

                                NAME AND POSITION                           OPTIONS
        ------------------------------------------------------------------  -------
        Jay S. Wintrob, Vice Chairman.....................................  110,000
        Joseph M. Tumbler, Vice Chairman..................................  100,000
        Gary W. Krat, Senior Vice President...............................   40,000
        Michael Fowler, Vice President....................................   15,000
        Executive Group...................................................  487,500
        Non-Executive Officer Employee Group..............................  287,500

     These options vest and become exercisable nine years from the date of grant, subject to earlier vesting upon the achievement of specified performance objectives at the end of fiscal 2001, as described above. The options terminate ten years from the date of grant. The exercise price of each option is $40.75 per share, which was the fair market value of the Common Stock on the date of grant.

     FEDERAL INCOME TAX CONSEQUENCES. (1) Options: Except as provided below, when an optionee exercises an option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the Company or its subsidiary. When an optionee disposes of Common Stock acquired by the exercise of the option, any amount received in excess of the market value of the Common Stock on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the Common Stock, which commences upon exercise of the option. If the amount received is less than the market value of the

Common Stock on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of such stock.

     (2) Limited stock appreciation rights: When an optionee exercises a limited stock appreciation right under the Stock Plan, the amount of cash received will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the Company or its subsidiary.

     (3) Restricted Stock: In the absence of an election by a participant, as explained below, the grant of shares pursuant to an award will not result in taxable income to the participant or a deduction to the Company or subsidiary in the year of the grant. The value of the shares will be taxable to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the shares on the date of grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he should forfeit the shares to the Company. The amount of ordinary income recognized by a participant is generally deductible by the Company in the year the income is recognized by the participant. Prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant in the year received and the Company or subsidiary will be allowed a corresponding deduction.

     (4) Stock Unit Awards: When a participant receives cash or shares free of restrictions or when such restrictions lapse, the amount of cash and the fair market value of the shares will be ordinary income to the participant and the Company or subsidiary will be allowed a corresponding deduction.

     (5) Special rule if option price is paid for in shares: To the extent that an optionee pays all or part of the option price by tendering shares of Common Stock owned by the optionee, the normal rules described in (1) apply except that a number of shares of Common Stock received upon such exercise equal to the number of shares of Common Stock surrendered as payment of the option price will have the same tax basis and tax holding period as the shares of Common Stock surrendered.

     The foregoing discussion summarizes the Federal income tax consequences of the Stock Plan based on current provisions of the Code which are subject to change. The summary does not cover any State or local tax consequences of participation in such Stock Plan.

     The Stock Plan is not qualified under Section 401(a) of the Code and is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE STOCK PLAN.

                       PROPOSAL FOR SHAREHOLDER APPROVAL
                   OF THE SUNAMERICA LONG-TERM INCENTIVE PLAN

     The Board of Directors has adopted, subject to shareholder approval, the SunAmerica Long-Term Incentive Plan (the "Long-Term Plan"). The following summary of the Long-Term Plan is qualified in its entirety by reference to the text thereof which is attached as Appendix B to this Proxy Statement. Capitalized terms used but not defined in this section are used with the meanings provided in the full text of the Long-Term Plan.

     The purpose of the Long-Term Plan is to establish an incentive arrangement for senior management of the Company that will induce and reward extraordinary and superior long-term performance of the Company. Approximately 40 senior executives of the Company, including the named executive officers, are eligible to participate in the Long-Term Plan.

     The Long-Term Plan is intended to result in "qualified performance-based compensation" for purposes of Section 162(m) of the Code. The Long-Term Plan is being presented for shareholder approval because such approval is one of the requirements of regulations promulgated under Section 162(m) of the Code. If the Long-Term Plan is not approved by shareholders, it will not be adopted.

     Maximum Awards for named executive officers under the Long-Term Plan are established by the Compensation Committee prior to the end of the first fiscal quarter of the first fiscal year of a Performance Period (or at such other time as may be permitted or required by Section 162(m) of the Code). The maximum Award that may be earned with respect to any Performance Period by any participant is $15,000,000.

     Awards will be conditioned upon the achievement of specified Performance Objectives over a specified Performance Period. A portion of the Awards granted at the beginning of fiscal year 1997 may be earned based on specified levels of the Company's Total Return to Shareholders, as compared with the S&P Index Total Return to Shareholders and another portion may be earned based on the Company's earnings per share. For this purpose, "earnings per share" shall mean the Company's aggregate earnings per share from continuing operations before the cumulative effect of a change in accounting principles and before extraordinary items. A portion of the Award granted to a certain named executive officer may be earned based on specified levels of pretax income of certain subsidiaries of the Company and a portion may be earned based on specified levels of sales of financial products offered by the Company's subsidiaries. The Performance Period for Awards granted at the beginning of fiscal year 1997 is the five year period ending September 30, 2001.

     Other criteria upon which Awards may be conditioned include return on equity or investment; growth in book value or net worth; achievement of a specified stock price; pretax or after tax earnings of the Company or any subsidiary, division, department or operation thereof; pretax or after tax income of the Company or any subsidiary; specified levels of sales of any of the financial products offered by the Company's subsidiaries; and relative performance of any of the Company's mutual funds or other financial products as compared with appropriate benchmarks. With respect to Awards to participants who are not expected to be subject to Section 162(m) of the Code at the time of payment of their Award, the Compensation Committee may select such other measures of corporate, subsidiary, division or business unit performance as it determines to be appropriate.

     If the Long-Term Plan is approved by the shareholders, the persons or groups named below will receive the Awards set forth below. Receipt of the Awards, or portions thereof, is conditioned upon the achievement of specified Performance Objectives measured over the five fiscal year Performance Period ending in 2001.

                                   NAME                               LONG-TERM AWARD
        -----------------------------------------------------------  -----------------
        Jay S. Wintrob.............................................     $ 4,482,500
        Joseph M. Tumbler..........................................       4,075,000
        Gary W. Krat...............................................       1,630,000
        Michael Fowler.............................................         611,250
        Executive Group............................................      19,865,625
        Non-Executive Employee Group...............................      11,715,625

     The Long-Term Plan will be administered by the Compensation Committee, which shall have complete authority to interpret and administer the Long-Term Plan and to establish, amend and rescind any rules and regulations relating to it; provided, however, that the Compensation Committee may not increase the amount paid to any participant expected to be subject to Section 162(m) of the Code under the Long-Term Plan above the level that is earned under the Long-Term Plan's preestablished performance goals.

     The Compensation Committee may determine to pay Awards in cash or in Common Stock of the Company, valued at 100% of fair market value at the time of payment. Also, participants may be given an opportunity to defer payments, in which event any such deferrals shall be governed by the terms of the SunAmerica Executive Savings Plan. All deferred amounts will be paid immediately in the event of a Change of Ownership of the Company, as defined in the Long-Term Plan.

     The Long-Term Plan may be amended, modified or terminated by the Compensation Committee at any time. No such amendment shall adversely affect the rights of a participant in respect of an Award earned and deferred by such participant, without his or her consent. Any such amendment or modification will be subject to shareholder approval if in the Compensation Committee's discretion such approval is necessary or desirable to ensure continued compliance with
Section 162(m) of the Code or for any other reason.

     Neither the adoption of the Long-Term Plan nor the payment of Awards thereunder shall preclude the Company from adopting or establishing other incentive plans or arrangements, and such plans or arrangements may be generally applicable or applicable only in specific cases.

     The Long-Term Plan is not qualified under Section 401(a) of the Code and is not subject to any provision of ERISA.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE SUNAMERICA LONG-TERM INCENTIVE PLAN.

       PROPOSAL FOR SHAREHOLDER APPROVAL OF AN AMENDMENT TO THE LONG-TERM
        PERFORMANCE-BASED INCENTIVE PLAN FOR THE CHIEF EXECUTIVE OFFICER

     In 1994, the Company adopted, with shareholder approval, a long-term stock-based incentive plan (the "Incentive Plan") for Eli Broad, the Chairman, President and Chief Executive Officer of the Company. The Incentive Plan's purpose was, and continues to be, to reward Mr. Broad and provide incentives for continuing the Company's superior performance and achieving significant gains in shareholder wealth. In an effort to reduce the accounting charges to the Company's earnings resulting from the issuance of restricted shares under the Incentive Plan, while at the same time serving the Incentive Plan's original goals, the Board of Directors, including the Compensation Committee, which is composed of outside directors, has approved and recommended for shareholder approval the Incentive Plan Amendment.

     The Board has, with Mr. Broad's concurrence, conditioned approval of the Incentive Plan Amendment on the affirmative vote of a majority of the votes cast on the matter, other than the votes represented by the shares as to which Mr. Broad has or shares the power to vote.

     As currently structured, awards under the Incentive Plan, if earned, are made annually in the form of restricted stock and stock options. The primary change in the Incentive Plan contained in the proposed amendment is to eliminate future grants of restricted stock, and to provide that the entire annual award under the Incentive Plan be paid in the form of stock options. Due to the manner in which awards are calculated under the Incentive Plan (as described below), this modification also requires an increase in the number of shares authorized for issuance, but not yet issued or otherwise granted, under the Incentive Plan from 1,800,000 to 2,700,000.

     All stock options awarded under the Incentive Plan will have an exercise price equal to the market value of a share of Company Common Stock on the date the options are granted. Unlike restricted shares, the options will be valuable to Mr. Broad only if the stock price increases after the date of grant. Mr. Broad supports the Incentive Plan Amendment, because he believes it is in the best interest of all shareholders (including himself) to reduce the accounting charges resulting from the issuance of restricted Shares under the Incentive Plan, and because he believes the aggregate value of the stock options that could be awarded under the Incentive Plan Amendment will ultimately equal or exceed the value of the restricted shares he would otherwise be awarded under the Incentive Plan.

     The following summary of the Incentive Plan and the Incentive Plan Amendment is qualified by reference to the full text of the Incentive Plan, as amended and restated, which is included in this Proxy Statement as Appendix C.

     Awards under the Incentive Plan are made and will continue to be made as soon as possible following the end of each fiscal year of the Incentive Plan if and only if the "Ending Market Value" (as defined below) of the Company's Common Stock exceeds its "Beginning Market Value" (as defined below) by an amount greater than the S&P 500 Index Total Return to Shareholders over the comparable period. The award is then determined as 2% of the amount by which the Ending Market Value exceeds the Beginning Market Value increased by the S&P 500 Index Total Return to Shareholders. Expressed as a formula:

           AWARD = SunAmerica Ending Market Value
                     minus (SunAmerica Beginning Market Value X
                     (1 + S&P 500 Index Total Return to Shareholders)) times .02

     The Incentive Plan currently provides that 50% of the award, if earned, will be paid in the form of restricted shares, with the number of shares determined by dividing 50% of the Award Amount by the average closing price of the Company's Common Stock during the twenty trading days commencing nine trading days prior to the last trading day of the relevant period (the "Ending Stock Price"). The remainder of the award will be paid in stock options. The exercise price of each stock option is the fair market value of a share of the Company's Common Stock on the date of grant. The number of shares subject to such options is determined by dividing 50% of the Award Amount by the Ending Stock Price and multiplying that amount by three. (This formula reflects a general standard of valuation that across a broad number of companies, stock options with a 10-year term are worth approximately one-third of the market value of the underlying stock on date of grant.)

     Under the proposed amendment, 100% of the award will be paid in stock options, determined in the same manner, i.e. the number of shares will be determined by dividing the Award Amount by the Ending Stock Price and multiplying by three, and the exercise price will be fair market value on the date of grant. All options will be immediately exercisable and will have a term equal to 10 years from date of grant. The closing price of the Company's Common Stock on December 20, 1996 was $43.50 per share.

     "Beginning Market Value" for a fiscal year means the average closing price of the Company's Common Stock for each of the twenty trading days commencing ten trading days prior to the first trading day of the relevant period (the "Beginning Stock Price") multiplied by the weighted average number of shares of Common Stock outstanding during such period, computed in the manner used to determine net income per common share in the Company's financial statements (the "Weighted Average Shares"), except that the Beginning Stock Price for a particular period shall never be less than the Ending Stock Price for any previously elapsed period with respect to which an Award was made under the Incentive Plan.

     "Ending Market Value" for a fiscal year means the Ending Stock Price multiplied by the Weighted Average Shares outstanding during such period. Ending Market Value is adjusted for the payment of cash dividends during the fiscal year, assuming such dividends have been reinvested in Common Stock on the date paid to shareholders using the methodology consistent with the determination of the S&P 500 Index Total Return to Shareholders.

     The first award under the amended Incentive Plan will be made for fiscal year 1997. Thereafter, an award will be made for fiscal year 1998, which is the last fiscal year the Incentive Plan will be in effect. Awards under the amended Incentive Plan are not yet determinable. If the first award under the amended Incentive Plan were measured for fiscal year 1996, it would have resulted in the grant to Mr. Broad of options to acquire 1,480,464 shares of stock at an exercise price of $38 per share. The actual award for 1997 under the amended Incentive Plan will be no more than 1,350,000 shares and may be smaller than this amount, or may not be earned at all. Since it is not known if the Company's performance as measured under the amended Incentive Plan will exceed the S&P 500 Index Total Return to Shareholders in any year of the Incentive Plan, or if it does so, by how much, the actual number of shares to be issued under the amended Incentive Plan is not yet determinable. However, no more than 1,350,000 shares will be subject to stock options issued with respect to any year of the amended Incentive Plan; provided, however, that this number may increase to the extent that an award in a prior fiscal year results in options covering fewer than 1,350,000 shares.

     If Mr. Broad's employment terminates during a fiscal year, or in the event of a "covered transaction," as described in the amended Incentive Plan, including a sale of substantially all of the Company's assets or a merger of the Company, he will be entitled to an award based on the performance of the Company's Common Stock versus the S&P 500 Index Total Return to Shareholders through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Broad without "Good Reason", as such terms are defined in the amended Incentive Plan.

     The Incentive Plan and Options and Restricted Stock Awards thereunder may be amended by the Committee at any time, subject to Mr. Broad's consent if such amendment would adversely affect his rights under the Incentive Plan or any such award.

     The Company has registered the shares of stock reserved under the Incentive Plan with the Securities and Exchange Commission, and intends to register the additional shares covered by the Incentive Plan Amendment.

     The Incentive Plan will be in lieu of future grants of stock options, restricted stock or other long-term compensation to Mr. Broad, so long as the Incentive Plan is in effect, except that Mr. Broad will continue to receive his present salary of $600,000 per year and participate with other executives in the annual incentive compensation plan and executive perquisites. To the extent that the annual increase in the market value of the Company's stock exceeds the annual increase in the S&P 500 Index Total Return to Shareholders, the awards under the amended Incentive Plan, made in the form of stock options granted at the then market value, may be significant. The options will be valuable to Mr. Broad only if the stock price appreciates after the options are granted. The options will be exercisable for up to ten years, thereby extending past Mr. Broad's expected retirement date and resulting in the probability that some portion of the value of this compensation plan will be subject to the performance of the Company's stock price under Mr. Broad's successor.

     For the federal income tax consequences of Options and Restricted Stock Awards under the Incentive Plan, please see "Federal Income Tax Consequences" under the "Proposal for Shareholder Approval of the SunAmerica 1997 Employee Incentive Stock Plan" above.

VOTE REQUIREMENT

     Approval of the Incentive Plan Amendment requires the affirmative vote of a majority of the votes cast by the holders of Common Stock and Class B Stock, voting as a single class with a quorum present. For purposes of the vote on the Incentive Plan Amendment, abstentions and broker non-votes have no effect on the number of affirmative votes needed to approve the proposed amendment. In addition, because Mr. Broad is the sole participant in the Incentive Plan, and with his concurrence, the Board has conditioned approval on the affirmative vote of a majority of the votes cast on the matter, other than the votes represented by the shares as to which Mr. Broad has or shares the power to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN AMENDMENT.

                      PROPOSAL FOR SHAREHOLDER APPROVAL OF
                 THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Non-Employee Directors' Stock Option Plan (the "Director Plan"). The purposes of the Director Plan are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage eligible directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders.

     A description of the Director Plan is set forth below. This description is qualified by reference to the full text of the Director Plan, which is set forth as Appendix D to this Proxy Statement. The Board of Directors is submitting the Director Plan for shareholder approval because it believes that the shareholders should be able to determine whether the plan is adopted. Also, such approval is required by the rules of the New York Stock Exchange. If the Director Plan is not approved by shareholders, it will not be adopted.

     TYPE OF OPTIONS. The Director Plan authorizes the grant of nonqualified stock options. "Nonqualified" stock options are not intended to qualify as "incentive" stock options under Section 422 of the Code. Stock options entitle the holder to purchase shares of common stock of the Company at an exercise price and subject to such other terms as are set forth in the option agreement.

     AUTHORIZED SHARES AND ADJUSTMENTS. The Director Plan authorizes 250,000 shares of Common Stock for grant pursuant to options. If a stock option is terminated without issuance of shares, the unissued shares subject to such award shall again be available for grant under the Director Plan. The number and kind of shares authorized under the Director Plan and the number and kind of shares comprised in an award to a director, as described below under "Annual Grants", shall be appropriately adjusted for any increase or decrease in the number of outstanding shares resulting from certain corporate events, such as a stock dividend, stock split, reorganization, spinoff, merger or reclassification of shares.

     ELIGIBILITY. The award of options under the Director Plan is limited to non-employee directors of the Company. There are currently eight such eligible directors.

     ADMINISTRATION. The Director Plan is administered by the Board of Directors. Subject to the terms of the Director Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Director Plan.

     TERMS OF OPTIONS. Two types of option awards are granted under the Director
Plan: grants upon a non-employee director's being elected or reelected to the Board of Directors, and options granted in lieu of cash compensation. Each of these is described below. A Director may make payment of the option price in cash, common stock of the Company, or such other consideration as the Board of Directors may specify, or any combination thereof, having a fair market value on the exercise date equal to the total option price. The closing price of the Common Stock on December 20, 1996 was $43.50 per share.

     ANNUAL GRANTS. Each non-employee Director who is elected to the Board of Directors at an Annual Meeting of Shareholders shall be granted an option to acquire 1,000 shares as of such date and shall be granted an option to acquire 1,000 shares as of each subsequent Annual Meeting at which he or she is re-elected. The exercise price will be the fair market value of the Common Stock of the Company on the date of grant. Annual option grants will become exercisable in equal installments on each of the first three anniversaries of the date of grant, and will be exercisable thereafter until the tenth anniversary of the date of grant.

     OPTIONS IN LIEU OF CASH COMPENSATION. In addition to the annual grants described above, an option will be granted to any non-employee director who prior to his or her election or reelection to the Board of Directors files with the Company an election to receive stock options in lieu of all or a portion of the annual retainer to be earned for a period of 12 months beginning on such date of election or reelection to the Board of Directors. Such options will be granted as of the date of Annual Meeting of Shareholders at which such director is elected or reelected. With respect to each such option, the number of option shares will be equal to (a) 2.5 times the elected portion of the director's annual retainer for the applicable year divided by (b) the fair market value of the Common Stock of the Company on the date of the grant. The exercise price will be the fair market value of the Common Stock of the Company on the date of grant. The option will become exercisable in equal installments on the last day of each of the four fiscal quarters of the Company ending after the date of the grant and will expire ten years from the date of grant.

     TERMINATION OF SERVICE AS A DIRECTOR. If a director's service is terminated by death or disability, the director or his or her beneficiary will have the right to exercise any option to the extent it was exercisable at the date of such termination of service and, with respect to any option or a portion of the option that was not exercisable, the director or his or her beneficiary will have the right to exercise a prorated number of shares, based on the portion of the vesting period served prior to such termination. The right to exercise an option to such extent will continue for ten years from the date of grant. If a Director's service is terminated for any other reason, he or she shall retain the right to exercise any option, to the extent it was exercisable on the date of termination, for 180 days from the date of such termination.

     CHANGE OF OWNERSHIP. The Director Plan provides that upon a Change of Ownership of the Company, as defined in the Director Plan, all outstanding options shall become immediately exercisable.

     NEW PLAN BENEFITS. If the Director Plan is approved by shareholders, the non-employee directors as a group will receive the option grants set forth below, assuming that each such director standing for election is elected, at an exercise price equal to the fair market value of the Common Stock on the date of the Annual Meeting of Shareholders:

                                        NAME                              OPTIONS
            ------------------------------------------------------------  -------
            William F. Aldinger, III....................................   1,000
            Karen Hastie-Williams.......................................   1,000
            David O. Maxwell............................................   1,000
            Barry Munitz................................................   1,000
            Lester Pollack..............................................   1,000
            Carl E. Reichardt...........................................   1,000
            Sanford C. Sigoloff.........................................   1,000
            Harold M. Williams..........................................   1,000
            Non-Employee Director Group.................................   8,000

     The number of additional options that any non-employee director may receive in lieu of an annual retainer is a function of such director's election and the Common Stock market value at date of grant and is thus not ascertainable.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or discontinue the Director Plan at any time, provided that no amendment may impair the rights of an option holder without his or her consent, and further provided that any amendment shall be subject to approval of the stockholders if such approval is required to comply with or qualify for any tax or regulatory requirement with which or for which the Board of Directors deems it necessary or desirable to comply or qualify.

     TAX CONSEQUENCES. The following are the federal tax consequences generally arising with respect to awards granted under the Director Plan. The grant of an annual stock option will create no tax consequences for the recipient or the Company. Similarly, with respect to options granted in lieu of cash compensation, it is intended that neither the election to receive such an option nor the grant of such an option will create any immediate tax consequences for the recipient or the Company. Upon exercise of an option, the optionee will recognize ordinary income in the amount by which the market value of the Company common stock purchased, valued on the date of exercise, exceeds the exercise price of the Option, and the Company will generally be entitled to a deduction of the same amount.

     The Director Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of ERISA.

     THE COMPANY RECOMMENDS A VOTE FOR ADOPTION OF THE DIRECTOR PLAN.

                             EXECUTIVE COMPENSATION

     The following table details annual and long term compensation paid during the Company's three most recent fiscal years to the Company's Chief Executive Officer and the four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                  ---------------------------------------   -----------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                            ----------------------   ----------
                                                                            RESTRICTED
                         FISCAL                            OTHER ANNUAL       STOCK        STOCK        LTIP         ALL OTHER
    NAME & POSITION       YEAR     SALARY      BONUS      COMPENSATION(1)   AWARDS(2)     OPTIONS     PAYOUTS     COMPENSATION(3)
-----------------------  ------   --------   ----------   ---------------   ----------   ---------   ----------   ---------------
Eli Broad, Chairman        1996   $600,000   $2,332,320      $  90,665      $9,376,272     740,232                   $  35,245
  President and CEO        1995    600,000    1,527,720         94,043       4,200,624     609,768           --         36,764
                           1994    600,000    1,205,520         79,727       6,168,750   1,350,000           --         38,481

Jay S. Wintrob,            1996   $375,000   $1,360,520             --              --      60,000           --         19,509
  Vice Chairman(4)         1995    375,000      891,170             --      $3,237,500      75,000           --         20,342
                           1994    352,083      703,220             --       1,361,250      67,500           --         20,328

Joseph M. Tumbler,         1996   $375,000   $1,360,520             --              --      40,000           --         12,750
  Vice Chairman(5)         1995    149,279      852,903             --      $3,656,250     150,000           --        135,250
                           1994         --           --             --              --          --           --             --

Gary W. Krat,              1996   $250,000   $  841,289             --              --      20,000           --         10,000
  Senior Vice              1995    250,000      924,330             --      $1,369,375      30,000           --         10,417
  President(6)             1994    250,000      761,841             --              --      37,000           --         22,254

Michael Fowler,            1996   $200,000   $2,726,348             --              --          --           --          7,500
  Vice President(7)        1995    160,000    2,896,048             --      $  512,500          --           --          6,672
                           1994    160,000    1,553,626             --              --          --           --          6,837

---------------
(1) The amount indicated for Mr. Broad represents the incremental cost to the Company of providing executive medical insurance, group term life insurance, expenses relating to financial planning, expenses relating to certain club memberships, expenses associated with his use of a company car and a $60,000 allowance for certain expenses incurred in connection with Mr. Broad's New York apartment. While other officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) A total of 316,744 shares of restricted stock were awarded in fiscal year 1996 under the 1988 Employee Stock Plan and the Incentive Plan. As of the end of fiscal year 1996, the aggregate restricted stock holdings consisted of 2,777,938 shares worth $96,186,103 at the then current market value (as represented by the closing price of the Company's Common Stock on September 30, 1996), without giving effect to the diminution of value attributable to the restriction on such stock. Such amount includes $25,018,709 for Mr. Broad (722,562 shares, not including deferred shares described below), $13,300,363 for Mr. Wintrob (384,126 shares), $7,790,625 for Mr. Tumbler
    (225,000 shares), $6,128,625 for Mr. Krat (177,000 shares) and $1,038,750 for Mr. Fowler (30,000 shares). The amount reported in the table represents the market value, as represented by the closing price of the Company's Common Stock on date of grant, as adjusted for relevant stock splits, of the shares awarded. Regular dividends are paid on the restricted stock and the deferred shares reported on this column.

     In 1994, under the terms of the Long-Term Performance-Based Incentive Plan, Mr. Broad was awarded 450,000 deferred shares. An award of deferred shares grants Mr. Broad the right to receive the stock 18 months after he is no longer an executive officer of the Company due generally to his death, disability or normal retirement or if there is a Change of Ownership, as defined in the plan and more specifically below. The deferred shares award is indicated in the chart above, although Mr. Broad will not receive the shares until some time in the future.

     Under the 1995 Performance Stock Plan and the 1988 Employee Stock Plan, the Company may award "super shares" which represent the opportunity to earn additional shares of Common Stock upon the achievement of specified enhanced performance objectives. These enhanced performance objectives exceed the performance objectives required for a lapse of restrictions on the restricted shares otherwise awarded under the plans. During fiscal year 1995 Messrs. Tumbler and Wintrob each received a super share award of 112,500 shares, Mr. Krat received a super share award of 53,700 shares and Mr. Fowler received a super share award of 15,000 shares. An award of super shares does not entitle the holder to any rights of ownership and dividends are not paid on these shares. The super share awards are not indicated in the chart above. In order for the Company to obtain more favorable accounting treatment, certain outstanding restricted stock and "super share" awards that provided for vesting solely on the achievement of performance objectives have been amended to provide for vesting upon continued employment through the tenth anniversary of such amendment, with accelerated vesting upon satisfaction of the performance objectives.

(3) These amounts represent the Company's contributions to the Company's Profit Sharing and Retirement Plan and its Supplemental Deferred Compensation Plan and the portion of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amount indicated for Mr. Tumbler in 1995 represents a one time moving allowance of $100,000 and other costs paid by the Company to cover incidental relocation expenses incurred when he joined the Company.

(4) Mr. Wintrob and the Company have entered into an agreement which becomes effective if there is a "change of control," as described in the agreement, of the Company prior to April 17, 2000. The agreement provides for Mr. Wintrob's continued employment with the Company for five years following such change of control. If Mr. Wintrob's employment is terminated during such five year period by the Company "without cause" or by Mr. Wintrob for "good reason," each as defined in the agreement, Mr. Wintrob's restricted stock and stock options will vest and he will receive severance, based on the remaining term of the agreement, equal to a minimum of one and a maximum of two times his average annual cash compensation earned during the preceding three fiscal years.

(5) Mr. Tumbler joined the Company in May 1995 and therefore there is no compensation information to disclose for fiscal year 1994. Mr. Tumbler received a one-time bonus in the amount of $500,000 when he joined the Company which is reflected in the Bonus column for fiscal year 1995. Mr. Tumbler is currently employed under an agreement with the Company which provides that if his employment is terminated by the Company without cause, as defined in his agreement, he will receive a lump-sum payment of $375,000 and monthly payments in the amount of $31,250 per month for up to 24 months.

(6) Mr. Krat is currently employed under an agreement with the Company through fiscal year 1997 pursuant to which he is eligible for incentive compensation tied to the pretax income of the Company's broker-dealers and sales by the broker-dealers' of the Company's annuity and mutual fund products. Mr. Krat's agreement also provides that if his employment is terminated prior to the agreement's stated termination, under certain circumstances and subject to certain non-compete provisions, he will receive his then current base salary for a period of twelve months.

(7) Mr. Fowler is currently employed under an agreement with the Company pursuant to which he is eligible for incentive compensation tied to the pretax profits of the business unit he manages. This portion of Mr. Fowler's incentive compensation for fiscal 1996 is payable 50% on September 30, 1996, 30% on September 30, 1997 and 20% on September 30, 1998 and requires continued employment with the Company through the payout date. The portion of Mr. Fowler's incentive compensation for fiscal 1995 which was tied to the pretax profits of the business unit he manages was payable 50% on September 30, 1995, 30% on September 30, 1996 and 20% on September 30, 1997. The
    portion of Mr. Fowler's incentive compensation for fiscal 1994 which was tied to the pretax profits of the business unit he manages was payable 67% on September 30, 1994, 25% on September 30, 1995 and 8% on September 30, 1996.

     The Company's 1988 Employee Stock Plan, pursuant to which stock option grants and restricted stock awards are made to certain key employees, contains a Change of Ownership provision relating to certain stock option grants. The Change of Ownership provision is defined in the plan but generally covers the situation where either (1) the current members of the Board of Directors or other Directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (2) the Board determines that a Change of Ownership has occurred. If shareholders approve the 1997 Employee Incentive Stock Plan, no further awards will be made under the Company's 1988 Employee Stock Plan.

     The SunAmerica 1997 Employee Incentive Stock Plan, the Long-Term Plan and the Director Plan each contain change of ownership provisions as described in each respective plan document set forth in Appendices A, B and D, respectively.

     The Long-Term Performance-Based Incentive Plan pursuant to which stock option grants and restricted stock awards are made to the Chief Executive Officer also contains a Change of Ownership provision relating to vesting of restricted stock awards. The Change of Ownership provision is defined in the plan but generally covers the situation where either (1) the current members or the Board of Directors or other Directors nominated by three-quarters of the current members of their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) to become Board members cease to represent a majority of the Board or (2) a consolidation or merger in which the surviving entity is not the Company or the acquisition of substantially all of the Company's assets, or a dissolution or liquidation of the Company.

     The Company also maintains a non-qualified Executive Deferred Compensation Plan pursuant to which selected key employees defer receipt of a certain amount of pretax income, plus a Company matching contribution, received over a seven-year period until retirement, termination or certain other events, including a Change in Control. A Change in Control is defined generally in the plan to include the acquisition by a person or "group" of 25% or more of the Company's voting power, a change in a majority of the then incumbent board unless approved by two-thirds of the incumbent board and the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions.

     The Company has provided financing to pay the amount of taxes due upon the vesting of restricted stock awards. The loans provided for interest at the rate of 8% per annum. The Company made a loan to James R. Belardi, Executive Vice President, during the fiscal year 1995 which was repaid during fiscal year 1996. The maximum loan outstanding during fiscal year 1996 was $208,200.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                                  AT
                                       % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                                        OPTIONS        EXERCISE OR                     STOCK PRICE APPRECIATION
                        OPTIONS        GRANTED TO      BASE PRICE                         FOR OPTION TERMS(4)
                       GRANTED(#)     EMPLOYEES IN      PER SHARE      EXPIRATION     ---------------------------
       NAME              (1)(2)       FISCAL YEAR       ($/SH)(3)         DATE           5%($)          10%($)
-------------------    ----------     ------------     -----------     ----------     -----------     -----------
Eli Broad                 740,232         41.0%          $ 38.00         10/14/06     $17,691,545     $44,828,450
Jay S. Wintrob             60,000          3.3%            30.69          8/01/06       1,158,000       2,934,600
Joseph M. Tumbler          40,000          2.2%            30.69          8/01/06         772,000       1,956,400
Gary W. Krat               20,000          1.1%            30.69          8/01/06         386,000         978,200
Michael Fowler                 --           --                --              N/A             N/A             N/A

---------------

(1) All options granted in 1996, other than to Eli Broad, were awarded under the 1988 Employee Stock Plan and are exercisable in cumulative 20% installments commencing one year from the date of grant, with full vesting occurring on the fifth anniversary date. Mr. Broad's stock option grant was awarded under the Long-Term Performance-Based Incentive Plan based on the Company's performance during fiscal year 1996. Pursuant to the terms of the plan, Mr. Broad's options were granted following the 1996 fiscal year end. The options granted to Mr. Broad are exercisable immediately.

(2) Under the terms of the Company's 1988 Employee Stock Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(3) All options were granted at the fair market value of the Common Stock at the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) Gains are reported net of the option exercise price, but before taxes associated with exercise. THESE AMOUNTS REPRESENT CERTAIN ASSUMED RATES OF APPRECIATION ONLY. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, OVERALL STOCK CONDITIONS, AS WELL AS THE OPTIONHOLDERS' CONTINUED EMPLOYMENT THROUGH THE VESTING PERIOD. THE AMOUNTS REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                      OPTIONS HELD AT FISCAL            IN-THE-MONEY OPTIONS AT
                        SHARES                              YEAR END(#)                  FISCAL YEAR END($)(1)
                       ACQUIRED        VALUE       -----------------------------     -----------------------------
       NAME           ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------    -----------     --------     -----------     -------------     -----------     -------------
Eli Broad                   --              --       3,605,700         78,000        $63,215,606      $  1,983,210
Jay S. Wintrob              --              --         555,000        199,500         16,633,365         2,991,608
Joseph M. Tumbler           --              --          30,000        160,000            550,050         2,357,600
Gary W. Krat                --              --         191,100         96,500          5,401,049         1,684,324
Michael Fowler              --              --          13,500          3,000            390,848            83,625

---------------

(1) Represents the difference between the closing price of the Company's Common Stock on September 30, 1996 and the exercise price of the options.

                PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE
                REPORT TO SHAREHOLDERS ON EXECUTIVE COMPENSATION

     The report of the Personnel, Compensation and Stock Plan Committee (the "Committee") on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Company has long believed that a strong, explicit link should exist between executive compensation and performance as measured by the value delivered to shareholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company or business unit performance in their payout. Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by shareholders.

COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

     - Compensation should be meaningfully related to the value created for shareholders.

     - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

     - Short- and long-term compensation should provide incentives for consistent high performance and play a critical role in attracting and retaining well qualified executives.

     - While compensation opportunities should be based on individual contribution, the actual amounts earned by executives in variable compensation programs should be dictated solely by the financial results of the Company or, in certain cases, by the results of the business unit for which the executive is responsible.

PAY MIX AND MEASUREMENTS

     SunAmerica Inc.'s executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     Base salary is targeted at the competitive median for competitors in diversified financial services. For the purposes of establishing these levels, the Company compares compensation data of companies that compete in the Company's primary lines of business, i.e., annuities, insurance, asset management, and retail brokerage services.

     The Company reviews the competitiveness of its management pay programs periodically. The Company positions its base salary levels near the median of relevant industry levels. Consistent with the philosophy of linking compensation to financial results, in 1994 the Company adopted a biannual salary review process for its executives. Hence, in 1996 the Company's executives did not receive base salary increases. When base salaries for executives are reviewed by the Committee on a biannual basis, such base salaries may be increased at that time based on: 1) the Committee's agreement that the individual's contribution to the Company has increased; and 2) increases in competitive pay levels.

     In 1996, the Chairman, President and Chief Executive Officer's annual base salary was not increased. In accordance with the Long-Term Performance-Based Incentive Plan for the Chief Executive Officer approved by shareholders in 1994, Mr. Broad's base salary will be held at $600,000 through 1998.

ANNUAL INCENTIVES

     Annual incentives for executives are intended to reflect the Company's belief that management's contribution to shareholder returns (via increased stock price and dividends) comes from the generation of consistent earnings growth. Accordingly, the Annual Performance Incentive Compensation Plan is funded from a preset portion of the Company's pretax income which exceeds a threshold return on equity. The percentage and threshold are established at the beginning of each fiscal year. Awards for senior management are based upon predetermined percentages of the total pool based on the individual's position and the Committee's assessment of such individual's contribution in such position.

     The Company believes that this program provides an excellent link between the value created for shareholders and the incentives paid to executives. Under this plan, executives do not receive any incentives until a specified return on equity is received by shareholders. After that point, additional returns are allocated on a consistent basis to shareholders and the management pool.

     In 1996, the threshold return on equity was maintained at 12.5% and the total management incentive pool was held at 8% of pretax income earned in excess of the level required to meet the threshold return on equity. Mr. Broad's portion of the pool has remained unchanged since 1994. At the same time because of substantially increased earnings and a higher return on equity, the total award to Mr. Broad for fiscal year 1996 increased 52.7% from his award for fiscal year 1995.

     In addition to the incentive pool described above, certain employees who are engaged in running specific lines of business receive incentive pay which is tied to the business results of such lines of business. Mr. Fowler is entitled to participate in an incentive pool funded by the profits of the business unit he manages, SunAmerica Affordable Housing, after allowing the Company to achieve what the Committee deems to be an acceptable rate of return from this business. Mr. Krat is entitled to additional compensation tied to sales of the Company's annuity and mutual fund products sold by the Company's broker-dealers and pretax income of the Company's broker-dealers. The incentive pay to Messrs. Fowler and Krat is a function of the success of the business units each manages, which success contributes directly to the short- and long-term success and profitability of the Company and, hence, its value to the shareholders.

LONG-TERM INCENTIVES

     Provided through annual grants of stock options and through periodic stock and stock unit ("phantom stock") grants to the named executives and others, this component is intended to retain and motivate executives to improve long-term stock market performance. Stock and phantom stock awards are subject to performance vesting criteria established by the Committee, which generally require the Company to meet specified performance targets with regard to earnings growth and total shareholder return before such awards are earned by the executives. In certain cases, in order for the Company to obtain more favorable accounting treatment for the awards, the Committee has granted stock and phantom stock awards which vest over a substantial period of time based on continued employment, with achievement of the performance criteria accelerating the time at which such awards would otherwise be earned.

     Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, stock option grants vest in equal amounts over five years; executives must be employed by the Company at the time of vesting in order to exercise the options.

     The Committee determines the number of options and phantom stock to be granted based on the expected value equal to the competitive median for the comparative group. If the Company stock price increases faster than for competitors, executive gains can be higher than the competitive median. Larger than normal option and phantom stock grants also may be awarded to recognize a promotion, outstanding sustained performance by an individual, at the time of recruitment, or otherwise as a retention device for a valued employee.

CEO COMPENSATION

     The Company's Board of Directors reviewed the Chairman, President and Chief Executive Officer's compensation as compared to that of chief executive officers of a selected group of diversified financial services companies that compete in the Company's primary lines of business, i.e., annuities, insurance, asset management, and retail brokerage services. In light of the Company's significant shareholder returns, which substantially outperformed those of the competing companies and the S&P 500 Index over the prior five-year period, and in light of the considerable shareholder returns generated during Mr. Broad's tenure as CEO which dates to the Company's founding, in 1994 the Committee and the Board proposed to the shareholders for approval a compensation arrangement (the "Incentive Plan") for Mr. Broad that rewards him for the Company continuing to achieve significant gains in shareholder wealth through fiscal year 1998. Awards under the Incentive Plan are contingent upon the Company outperforming the S&P 500 Index. The S&P 500 Index was selected because it reflects the broad choice of stock investment alternatives available to shareholders and because it is independently calculated and widely available. The shareholders, by an independent vote in which Mr. Broad's shares did not participate, approved the Incentive Plan for Mr. Broad. The Incentive Plan is in lieu of other long-term incentive programs including grants of stock options and restricted stock awards under the Company's other plans. The ultimate value of the awards will depend on the shareholder returns in that the restricted shares awarded under the Incentive Plan will be subject to a holding period, during which period the shares remain forfeitable, which expires on Mr. Broad's death, disability, retirement, termination of employment by the Company without cause, termination of employment by Mr. Broad with good reason, or upon a change of ownership of the Company. Therefore, during the period of his continued employment, Mr. Broad's restricted shares continue to be subject to market risk. Further, the options will be valuable to Mr. Broad only if the stock price appreciates after the options are granted. For fiscal 1996, Mr. Broad received an award under the Incentive Plan of an option grant of 740,232 shares and 246,744 restricted shares.

     In order to reduce the accounting charges resulting from the issuance of restricted shares under the Incentive Plan, the Company is proposing for shareholder approval certain amendments to the Incentive Plan. Under the proposed amendments, future grants of restricted shares under the Incentive Plan will be suspended, and all awards under the Incentive Plan, if earned based on the Company's outperforming the S&P 500 Index, will be paid exclusively in stock options. The exercise price of the options will continue to be the fair market value of the underlying stock on the date of the grant, and the number of shares subject to the options will be calculated in the manner currently provided under the Incentive Plan for the portion of any earned award paid in stock options.

TOTAL COMPENSATION

     In aggregate, 82.7% of the named executives' cash compensation for 1996 is from incentives directly tied to Company performance. The Chairman, President and Chief Executive Officer received 79.5% of his cash compensation from incentives. Due to the long period during which stock options can be exercised under the Incentive Plan and the long holding period before the lapsing of restrictions on stock awards, the potential value of this portion of Mr. Broad's compensation is difficult to quantify. Specifically, the restricted stock is subject to a holding period which will not lapse until Mr. Broad is no longer employed by the Company. Further, the stock options will be exercisable for up to ten years after grant, extending past Mr. Broad's expected retirement date, and have value only if the stock price appreciates after the date of grant.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers to $1 million per year, effective for tax years beginning on or after January 1, 1994. The Committee intends to establish and maintain compensation programs which maximize the creation of long-term shareholder value. Further, the Committee intends to take the necessary steps to qualify most compensation approaches to ensure deductibility except in those limited cases where the Committee believes shareholder interests are best served by retaining flexibility of approach.

                                          PERSONNEL, COMPENSATION AND
                                          STOCK PLAN COMMITTEE

                                          David O. Maxwell, Chairman
                                          Ronald J. Arnault
                                          Karen Hastie-Williams
                                          Carl E. Reichardt
                                          Harold M. Williams

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of SunAmerica Inc., the S&P 500 Index and the S&P Financial Index. The Company believes that this information demonstrates that the compensation earned by its executive officers compares very favorably to the Company's shareholder value and specifically that the Company outperformed the S&P 500 Index and the S&P Financial Index during the 1996 fiscal year.

                    SUNAMERICA INC. STOCK PRICE PERFORMANCE


                                [GRAPHIC CHART]


                        9/91     9/92     9/93     9/94     9/95     9/96
                        ----     ----     ----     ----     ----     ----
SunAmerica Inc.         $100     $149     $299     $279     $427     $713

S&P 500                 $100     $111     $125     $130     $169     $203

S&P Financial           $100     $117     $160     $148     $210     $263


     *Total Return assumes $100 invested on September 30, 1991 in SunAmerica Inc., S&P 500 Index and S&P Financial Index, including reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August and September 1996, the Company and certain of its subsidiaries entered into a series of agreements with a special purpose vehicle formed to invest in a portfolio consisting primarily of high yield debt securities (the "CBO Issuer"). Of the $500 million aggregate par amount of securities sold by the CBO Issuer, $64.275 million were purchased directly or indirectly by the Company and certain of its life insurance subsidiaries. Simultaneously, Mr. Broad, Mr. Wintrob and certain other key employees purchased approximately $3.5 million of securities sold by the CBO Issuer. At the same time, the Company and various of its life insurance subsidiaries sold at fair market value approximately $240 million of high yield debt securities then held by such companies to the CBO Issuer. A portion of these securities had been purchased specifically for sale to the CBO Issuer. In addition, a subsidiary of the Company acts as investment adviser to the CBO Issuer. It is the Company's belief that the portions of this transaction which involved related parties were on terms no less favorable from the Company's perspective than those that would have been available from unaffiliated parties.

                              FINANCIAL STATEMENTS

     The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended September 30, 1996, are included on pages 21 through 49 of the Company's 1996 Annual Report to Shareholders, which is being mailed to all stockholders of record concurrently herewith. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent accountants thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in the Annual Report are incorporated herein by reference.

                            INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse LLP served as the Company's independent accountants for 1996. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the annual meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the annual meeting. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of Proxy intend to vote the shares represented by said Proxies on such matters in accordance with their judgment in the best interest of the Company.

                SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than September 1, 1997.

                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the Proxy itself, and the cost of soliciting Proxies relating to the meeting, will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will use the services of Corporate Investor Communications, Inc., a professional soliciting organization, to assist in obtaining in person or by proxy the largest number of Shareholder vote as is possible. The Company estimates its expenses for solicitation services will not exceed $25,000. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                          SUNAMERICA INC.

                                                                      APPENDIX A

                                   SUNAMERICA

                       1997 EMPLOYEE INCENTIVE STOCK PLAN

     SECTION 1. Purpose. The purpose of the SunAmerica 1997 Employee Incentive Stock Plan (the "Plan") is to promote the success of SunAmerica Inc. (the "Company") by providing a method whereby key employees of the Company and its subsidiaries and certain other individuals may be encouraged to invest in the Common Stock, $1.00 par value, of the Company, increase their proprietary interest in its business, remain in the employ of the Company or its subsidiaries, and increase their personal interests in the continued success and progress of the Company.

     SECTION 2. Definitions. As used in this Plan, the following terms shall have the indicated meanings:

          Adjusted Pretax Income: The pretax income of the Company or a selected Subsidiary, increased by any interest expense on subordinated debt payable to the Company, and reduced by the product of (a) and (b), where (a) is a specified hurdle rate and (b) is the shareholders' equity of the Company or the selected Subsidiary at the beginning of the Performance Period, increased by the book value of any subordinated debt payable to the Company, also at beginning of the Performance Period.

          Award: An award of Restricted Shares under Section 7 and a Stock Unit Award granted pursuant to Section 8.

          Beginning Market Value: The average closing price of a share of the Stock for each of the twenty trading days commencing ten trading days prior to the first trading day of the Performance Period multiplied by the Weighted Average Shares.

          Board: The board of directors of SunAmerica Inc.

          Book Value: The product of (a) divided by (b), where (a) is Adjusted Shareholders' Equity, which is defined as the sum of total shareholders' equity as presented in the financial statements of the Company or any selected subsidiary, less the liquidation preference of preferred stock (except those issues of preferred stock that are convertible to common stock and are treated as common stock equivalents in the Company's computation of earnings per share), plus the book value of any issue of debt convertible to common stock that is treated as a common stock equivalent in the Company's computation of earnings per share, and (b) is the number of common and Class B shares outstanding on the specified measurement date, adjusted to include the number of shares that would be issued on such measurement date on an assumed conversion of any issue convertible to common stock.

          Code: The Internal Revenue Code of 1986, as amended.

          Committee: The Personnel, Compensation and Stock Plan Committee of the Board.

          Covered Officer: At any date, (i) any individual who, with respect to the previous fiscal year of the Company, is a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of grant of any Option or Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the taxable year of the Company in which the Company's deduction, if any, in respect of such Option or Award arises, and
     (ii) any individual who is designated by the Committee, in its discretion, at the time of grant of any Option or Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to such taxable year of the Company.

          Earnings Per Share: The Company's aggregate earnings per share from continuing operations before the cumulative effect of a change in accounting principles and before extraordinary items.

          Ending Market Value: The average closing price of a share of the Stock for each of the twenty trading days commencing nine trading days prior to the last trading day of the Performance Period multiplied by the Weighted Average Shares. Ending Market Value shall be adjusted for the payment of cash dividends during the Performance Period, assuming such dividends had been reinvested in Stock on the date paid to Shareholders using the methodology consistent with the determination of the S&P 500 Index Total Return to Shareholders.

          Lapsing Formula: With reference to Performance Options, Restricted Shares or Stock Unit Awards, a schedule which is a basis for establishing the extent to which an Option may be exercisable, or the number of shares of Stock or Stock Unit Awards which may be released from the restrictions of an Award or paid pursuant to the satisfaction of payment conditions thereunder, unless such vesting is accelerated, such restrictions are earlier released or such payment conditions are earlier satisfied due to the achievement of Performance Objectives or as otherwise provided in the Plan or in the applicable Option or Award Agreement. The Committee, in its discretion, shall determine whether a Performance Option, Restricted Share or Stock Unit Award shall be subject to a Lapsing Formula. A Lapsing Formula may differ from Participant to Participant and from Award to Award.

          Limited Stock Appreciation Right: A right granted pursuant to Section 6(c) to receive cash in certain circumstances with respect to a related Option.

          Net Worth: Total shareholders' equity of the Company or any selected subsidiary as presented in the consolidating financial statements of the Company.

          Option: A right to buy Stock granted pursuant to Section 6(a) or (b).

          Option Agreement: The agreement or other instrument evidencing the grant of an Option pursuant to Section 6(a) or (b), which may, but need not, be executed or acknowledged by a Participant.

          Participant: A key employee of the Company and its subsidiaries or other individual who, in the Committee's judgment, can make substantial contributions to the Company's long-term profitability and value, who in either case has been selected by the Committee to receive an award hereunder.

          Performance Objectives: Performance Objectives shall be stated as specified levels of (i) Earnings Per Share, (ii) Total Return to Shareholders as measured against the S&P Index Total Return to Shareholders (or other appropriate index selected by the Committee), (iii) Return on Equity (or return on investment), (iv) growth in Book Value, (v) growth in Net Worth, (vi) Stock price, (vii) Pretax Earnings (or after tax earnings) of the Company or any Subsidiary, division, department or operation thereof, (viii) Adjusted Pretax Income (or after tax income) of the Company or any Subsidiary, (ix) sales of any of the financial products offered by the Company's Subsidiaries, and (x) performance of any of the Company's mutual funds as compared with appropriate benchmarks, or a combination of any of the foregoing as determined by the Committee. In the case of Participants other than Covered Officers, Performance Objectives may include such other criteria as the Committee may determine in its discretion as the appropriate performance measures for the Company or of any Subsidiary or division, department or operation of the Company. With reference to a particular Award of Performance Options, Restricted Shares or Stock Unit Awards, the threshold, target and super Performance Objectives are the criteria established by the Committee which, if achieved, accelerate or cause the vesting of a specified portion of the Performance Options, the release from restrictions of a specific percentage of the Restricted Shares or the payment of a specified percentage of Stock Unit Awards. The Performance Objectives shall be specified in an Option or Award Agreement and may differ from Participant to Participant and from award to award. Performance Objectives may relate to separate performance objectives for the Company or any Subsidiary or for any division, department or operation of the Company or any Subsidiary.

          Performance Option: An Option, the exercisability of which is conditioned or accelerated upon the satisfaction of Performance Objectives in accordance with Section 6(b).

          Performance Period: With reference to a particular Performance Option, Option or Award, the period of time within which the Performance Objectives are to be achieved, as determined by the Committee. The Performance Period may differ from Participant to Participant and from award to award.

          Plan: The SunAmerica 1997 Employee Incentive Stock Plan, as it may be amended from time to time.

          Pretax Earnings: The pretax earnings of the Company or any selected subsidiary as presented in the consolidating financial statements of the Company.

          Restricted Shares: An award granted under Section 7.

          Return on Equity: The sum of each fiscal year's income before the cumulative effect of any change in accounting principles and extraordinary items for a Performance Period, divided by Adjusted Shareholders' Equity at the beginning of each fiscal year in the Performance Period, further adjusted to exclude net unrealized gains and losses on debt and equity securities available for sale.

          S&P Index Total Return to Shareholders: The Standard & Poor's 500 Index Total Return to Shareholders as determined by Standard & Poor's Compustat (or its successor), measured from the first day of the Performance Period to and including the last day of the Performance Period.

          Section 162(m): Section 162(m) of the Code and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

          Stock: Common Stock, par value $1.00 per share, of SunAmerica Inc.

          Stock Restriction Agreement: With respect to a particular Award under
     Section 7 or 8, the agreement or other instrument evidencing the grant of such Awards, which may, but need not, be executed or acknowledged by a Participant.

          Stock Unit Award: An award granted under Section 8.

          Subsidiary: A subsidiary of SunAmerica Inc. within the meaning of
     Section 425(f) of the Code.

          Substitute Award: An Option or Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

          Tax Date: The date on which taxes of any kind are required by law to be withheld with respect to shares of Stock subject to an Option or Award.

          Total Return to Shareholders: The quotient, expressed as a percentage of (a) the amount by which the Ending Market Value of Stock exceeds its Beginning Market Value divided by (b) the Beginning Market Value.

          Weighted Average Shares: The weighted average number of shares of Stock outstanding during the Performance Period, computed in the manner used to determine primary earnings per common share in the Company's financial statements.

     SECTION 3. Administration. (a) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant to eligible persons Restricted Stock Awards, Stock Unit Awards, Options and Limited Stock Appreciation Rights pursuant to the provisions of the Plan, to fix the exercise price and other terms of Options, to fix the terms of any Restricted Stock Award or Stock Unit Award in a manner consistent with the terms of Section 7 or 8, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, to interpret the provisions of the Plan, Stock Restriction Agreements and Option Agreements issued under the Plan, to amend such Option Agreements and Stock Restriction Agreements from time to time subject to the provisions of the Plan, and to supervise the administration of the Plan. No member of the Committee shall be eligible to receive Awards or Options.

     (b) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and optionees.

     (c) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of any action taken or any failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     SECTION 4. Shares Subject to the Plan. (a) The shares of Stock to be delivered upon exercise of Options granted under the Plan or pursuant to Awards may be made available from the authorized but unissued shares of the Company.

     (b) Subject to adjustments made pursuant to the provisions of Section 4(c), the aggregate number of shares of Stock to be delivered pursuant to Awards and upon exercise of all Options which may be granted under the Plan shall not exceed 7,500,000 shares of Stock composed of 1,841,950 shares of Stock remaining available for grant under the Company's 1988 Employee Stock Plan (the "1988 Plan") plus 5,658,050 additional shares. If an Option or Award granted under the Plan or the 1988 Plan shall expire or terminate for any reason, or if an Award granted under either Plan is forfeited, the shares subject to but not delivered under such Option or forfeited Award shall be available for other Awards or Options and associated Limited Stock Appreciation Rights granted to the same Participant or other Participants. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Stock, or in the event that the holder's tax liability arising out of such Option or Award is satisfied by the withholding of shares of Stock by the Company, the number of shares available for Options and Awards under the Plan shall be increased by the number of shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in paragraph
(c) below, the number of shares in respect of which Options, Limited Stock Appreciation Rights and Awards of Restricted Stock and Stock Units may be granted under the Plan to any Participant in any year shall not exceed 450,000.

     (c) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available to Participants under this Plan, then the Committee shall, in its sole discretion, subject to approval by the Board, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Limited Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options, Awards and Limited Stock Appreciation Rights, and (3) the option price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant, including to reflect such an event occurring prior to an Award, the grant of which was intentionally deferred in anticipation of such event; provided, however, that the number of shares subject to any Option or Award shall always be a whole number.

     SECTION 5. Eligibility and Extent of Participation. (a) The persons eligible to receive Awards, Options and associated Limited Stock Appreciation Rights under the Plan shall consist of key employees of the Company and other individuals who, in the Committee's judgment, can make substantial contributions to the Company's long-term profitability and value.

     (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible persons those Participants to be granted Options and Awards and determine the time when each Option and Award shall be granted, the number of shares of Stock subject to each Option and Award and whether Limited Stock Appreciation Rights should be granted in connection with such Option, the number of shares of Stock for each Award and the restrictions associated with such Option or Award. Both Options and Awards may be granted to the same Participant.

     SECTION 6. Grants of Options and Limited Stock Appreciation Rights.

     (a) Grant of Options. Options to purchase shares of Stock may be granted to Participants by the Committee from time to time at its sole discretion, provided that grants of Performance Options shall generally be made at the beginning of a Performance Period but may, in the Committee's discretion, be made from time to time during the term of a Performance Period. Each Option shall be evidenced by an Option Agreement which shall contain such terms and conditions as may be approved by the Committee. The Committee in its sole discretion may determine the conditions, if any, upon which the Option will become exercisable, including without limitation whether any Performance Option shall be subject to a Lapsing Formula. Neither the execution of any Option Agreement nor the granting of any Option evidenced thereby shall constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.

     (b) Performance Options. Each Performance Option shall be subject to Performance Objectives which may be achieved by the Company during the Performance Period with respect to which the grant is made. At the discretion of the Committee, a Performance Option may be subject to a Lapsing Formula. The Committee shall establish the Performance Objectives and the Lapsing Formula, if any, prior to the beginning of each Performance Period. Once established, Performance Objectives and Lapsing Formulas may not be changed, adjusted or amended during the term of a Performance Period or thereafter, except as provided below. The Option Agreement with respect to any Performance Options shall specify the Lapsing Formula, if any, the Performance Period and the Performance Objectives. After the close of, and, if appropriate, during the term of, each Performance Period, and at appropriate times based on the Lapsing Formula, if any, the Committee shall determine whether the Performance Objectives have been satisfied with respect to a portion or all of the shares of Stock covered by the Performance Option. The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in the Lapsing Formula, Performance Objectives or Performance Period to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Stock or other changes in the Company's shareholders' equity by means other than earnings, or any similar event. No such adjustment shall be made if it would reduce the benefits otherwise accruing to existing Participants under the Plan.

     (c) Grant of Limited Stock Appreciation Rights in the Event of Change of Ownership. If deemed by the Committee to be in the best interests of the Company, any Option granted on or after the effective date of the Plan may include a Limited Stock Appreciation Right at the time of grant of the Option; also, the Committee may grant a Limited Stock Appreciation Right with respect to any unexercised Option at any time after granting such Option prior to the end of its term, provided such Option was granted after the effective date of the Plan. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:

          (1) A Limited Stock Appreciation Right shall be exercisable only during the 91 day period specified in the last sentence of Section 9(a); and

          (2) A Limited Stock Appreciation Right shall, upon its exercise, entitle the optionee to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) shall exceed the exercise price of the associated Option, multiplied by the number of shares of Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise of a Limited Stock Appreciation Right, any associated Option shall cease to be exercisable to the extent of the shares of Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of an associated Option, any related Limited Stock Appreciation Right shall terminate to the extent of the shares of Stock with respect to which such associated Option was exercised or terminated.

     The term "Offer Price per Share" as used in this Section 6(c) shall mean with respect to a Limited Stock Appreciation Right the higher of (i) the fair market value per share of Stock on the date of exercise of such Limited Stock Appreciation Right or (ii) the highest price per share for Stock paid or to be paid in the transaction, if any, giving rise to the event specified in clauses
(1) or (2) (as the case may be) of Section 9(a) which triggered the exercisability of such Limited Stock Appreciation Right. For purposes of clause
(ii) above, any securities or property which are part of the consideration paid or to be paid in such transactions shall be valued in determining the Offer

Price per Share at the highest of (A) the valuation placed on such securities or property by the company, person or other entity engaging in such transaction, or
(B) the valuation placed on such securities or property by the Committee.

     (d) Option Price. The price at which each share of Stock may be purchased upon exercise of a particular Option shall be as specified by the Committee, in its sole discretion, at the time such Option is granted and, except in the case of Substitute Awards and except in connection with an adjustment provided for in
Section 4(c), shall not be less than 100% of the fair market value of a share of Stock at the time such Option is granted.

     (e) Exercise.

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years from the date of such grant. Subject to the foregoing, each Option Agreement shall specify the effect thereon of the death, retirement or other termination of employment of the optionee. In addition, the Committee may impose such other conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

          (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor, or adequate provision for such payment, is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. No optionee or the legal representative, legatee or distributee of an optionee shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

     (f) Transferability of Options. Except as may otherwise be provided in any Option Agreement at the time of grant or at any time thereafter, an Option granted under the Plan, and any related Limited Stock Appreciation Right, may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the person to whom granted, may be exercised only by such person.

     SECTION 7. Awards. (a) Grant of Restricted Stock Awards.

          (1) Selection of Participants. Subject to the terms of this Plan, the Committee shall select those eligible individuals to whom Awards shall be granted for each Performance Period. Awards shall generally be made at the beginning of a Performance Period but may, in the Committee's discretion, be made from time to time during the term of a Performance Period.

          (2) Award of Shares. The Committee shall determine the number of shares of Stock covered by each Award. After the close of, and if appropriate, during the term of, each Performance Period, and at appropriate times based on the Lapsing Formula, if any, the Committee shall determine whether the restrictions set forth in Section 7(e) hereof or any Stock Restriction Agreement shall lapse with respect to a portion or all of the shares covered by an Award.

          (3) Form of Instrument. Each Award shall be made pursuant to a Stock Restriction Agreement in a form prescribed by the Committee. Such instrument shall specify the Lapsing formula, if any, the Performance Period and the Performance Objectives.

     (b) Lapsing Formula and Performance Objectives. The Committee shall establish the Lapsing Formula, if any, and the Performance Objectives prior to the beginning of each Performance Period.

     (c) Rights with Respect to Shares. Subject to Section 7(d), each Participant to whom an Award has been made shall have absolute ownership of such shares including the right to vote the same and to receive dividends and other distributions thereon, subject, however, to the terms, conditions and restrictions described in this Plan and in the Stock Restriction Agreement.

     (d) Escrow. Shares of Stock issued pursuant to an Award shall be held in the Company until such time as the Committee shall have determined that the restrictions applicable to such Award shall have lapsed or until the shares subject to such Award are forfeited pursuant to the Plan or the applicable Stock Restriction Agreement.

     (e) Restrictions Applicable to Awards. Unless otherwise specified in the applicable Stock Restriction Agreement and subject to such additional terms, conditions and restrictions as may be determined by the Committee and specified in the applicable Stock Restriction Agreement, until the restrictions set forth in this Section 7(e) shall lapse pursuant to Section 7(f), shares of Stock awarded to a Participant pursuant to an Award:

          (1) shall not be sold, assigned, transferred, pledged, hypothecated or disposed of, and

          (2) shall be forfeited and returned to the Company, and all rights of the Participant to such shares shall terminate without any payment of consideration by the Company, if the Participant's continuous employment with or other service to the Company upon which an Award is based shall terminate with or without cause or as a result of any event or for any other reason.

     (f) Lapse of Restrictions.

          (1) Lapse of Restrictions Due to Achievement of Performance Objectives. As soon as practicable after the close of each Performance Period or prior thereto, if the Committee in its discretion deems it appropriate, the Committee shall determine whether the Performance Objectives established for such Performance Period have been achieved.

          (2) Lapse of Restrictions Based on Lapsing Formula. As to any shares covered by an Award subject to a Lapsing Formula to which the restrictions imposed on such Award have not lapsed pursuant to paragraph (1) of this
     Section 7(f), such restrictions shall lapse in accordance with the Lapsing Formula for such Award.

     (g) Restrictive Legends. Certificates for shares of Stock delivered pursuant to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the applicable Stock Restriction Agreement. Any attempt to dispose of any such shares of Stock in contravention of the terms, conditions and restrictions described in this Plan or in the applicable Stock Restriction Agreement shall be ineffective. Any shares of Stock of the Company or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to shares of Stock received pursuant to an Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 7(d) as the shares received pursuant to the Award unless otherwise determined by the Committee at the time of such event.

     (h) Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries to receive such Participant's Stock hereunder in the event of such Participant's death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participant.

     (i) Adjustments to Lapsing Formula, Performance Period and Performance Objectives. The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in the Lapsing Formula, Performance Objectives or Performance Period to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Stock or other changes in the company's shareholder's equity by means other than earnings, or any similar event. No such adjustment shall be made if it would reduce the benefits otherwise accruing to existing Participants under the Plan.

     SECTION 8. Stock Unit Awards. (a) Grant of Stock Unit Awards. In addition to granting Options, Limited Stock Appreciation Rights and Awards of Restricted Shares under Section 7, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Stock or units, the value of which is based, in whole or in part, on the value of Stock. Subject to the provisions of the Plan, including Section 8(b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole discretion, all such rules applicable to a particular Stock Unit Award to be reflected in writing and furnished to the Participant at the time of grant. The rules need not be identical for each Stock Unit Award.

     (b) Rules. Unless otherwise specified in the applicable Stock Restriction Agreement, a Stock unit Award shall be subject to the following rules:

          (1) Any shares of Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

          (2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

          (3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

          (4) Stock Unit Awards may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts, with respect to the number of shares of Stock covered by the Award, and elections by the employee to defer the payment of the Award or the lifting of restrictions on the Award, if any.

          (5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitation to which a Stock Unit Award was made subject at the time of grant.

     SECTION 9. Change of Ownership; Termination of Employment. (a) Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full, the restrictions on all outstanding Awards shall lapse and the Performance Objectives with respect to any Award shall be deemed to have been satisfied upon the occurrence of a Change of Ownership. A "Change of Ownership" shall be deemed to have occurred if either (1) individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date on this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters ( 3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d) of the Securities Exchange Act or 1934, as amended (the "Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or
(B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or
(2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on Awards as described in this Section 9 shall have occurred. Options which become fully exercisable by reason of events specified in clauses (1) or (2) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their original terms; provided, however, that no Option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this Section nor shall this Section permit exercise of any Option during the portion, if any, of such 90 day period which follows the termination or expiration of any such Option.

     (b) For purposes of this Plan and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any Subsidiary or affiliate. For purposes of this Plan, "affiliate" means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.

     SECTION 10. Delivery of Shares. No shares of Stock shall be delivered pursuant to an Award or any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

     SECTION 11. Withholding of Taxes. (a) As a condition to the making of an Award, to the lapse of the restrictions pertaining to an Award, or to the delivery of shares in connection with the exercise of an Option, the Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Stock.

     (b) Financing. If requested by a Participant who exercises an Option or who has received Stock pursuant to an Award, the Committee may in its discretion provide financing to the Participant in a principal amount sufficient for the purchase of shares of Stock pursuant to such Option exercise and to pay the amount of taxes required by law to be withheld with respect to such Option exercise or such receipt of shares of Stock. Any such loan shall be subject to all legal requirements, and restrictions pertinent thereto, including if applicable, Regulation G promulgated by the Federal Reserve Board. The grant of an Option or Award shall in no way obligate the Company or the Committee to provide any financing whatsoever upon the lapse of restrictions on shares or the exercise of such Option.

     (c) Withholding of Shares.

          (1) If requested by a Participant who acquires shares of Stock upon the exercise of an Option or who has received shares of Stock pursuant to an Award with respect to which the restrictions shall have lapsed, the Committee may in its discretion permit the Participant to satisfy any tax withholding obligations, in whole or in part, by having the Company withhold a portion of such shares with a value equal to the amount of taxes required by law to be withheld.

          (2) Requests by a Participant to have shares of Stock withheld shall be (a) made prior to the Tax Date and (b) irrevocable.

     (d) Dividend Equivalents. In the sole discretion of the Committee, an Option or Award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Stock, other securities or other property, on a current or deferred basis.

     SECTION 12. Amendments, Suspension or Discontinuance. The Board of Directors may amend, suspend, or discontinue the Plan. Notwithstanding the foregoing, provided that no such amendment, suspension or discontinuation shall be made without shareholder approval if the Board determines that such approval is necessary or desirable to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable for the Plan to comply.

     SECTION 13. Term of Plan. The Plan shall become effective on the date it is approved and adopted by the Board, subject to its subsequent approval by shareholders of the Company. No Option or Award shall be granted under the Plan after the date that is 15 years after the date on which the Plan is approved by the Company's shareholders or after such earlier date as the Committee may decide, in its sole discretion.

                                                                      APPENDIX B

                                   SUNAMERICA

                            LONG-TERM INCENTIVE PLAN

     SECTION 1. Purpose. The purpose of the SunAmerica Long-Term Incentive Plan (the "Plan") is to provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of SunAmerica Inc. (the "Company") and its subsidiaries.

     SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the meanings indicated:

          Adjusted Pretax Income: The pretax income of the Company or a selected Subsidiary, increased by any interest expense on subordinated debt payable to the Company, and reduced by the product of (a) and (b), where (a) is a specified hurdle rate and (b) is the shareholders' equity of the Company or the selected Subsidiary at the beginning of the Performance Period, increased by the book value of subordinated debt payable to the Company, also at the beginning of the Performance Period.

          Award: A maximum bonus, expressed in dollars, which may be earned under an award granted by the Committee to a Participant pursuant to
     Section 4(a) or Section 4(d).

          Beginning Market Value: The average closing price of a share of the Stock for each of the twenty trading days commencing ten trading days prior to the first trading day of the Performance Period multiplied by the Weighted Average Shares.

          Board of Directors: The Board of Directors of the Company.

          Book Value: The product of (a) divided by (b), where (a) is Adjusted Shareholders' Equity, which is defined as the sum of total shareholders' equity as presented in the financial statements of the Company or any selected subsidiary, less the liquidation preference of preferred stock (except those issues of preferred stock that are convertible to common stock and are treated as common stock equivalents in the Company's computation of earnings per share), plus the book value of any issue of debt convertible to common stock that is treated as a common stock equivalent in the Company's computation of earnings per share, and (b) is the number of common and Class B shares outstanding on the specified measurement date, adjusted to include the number of shares that would be issued on such measurement date on an assumed conversion of any issue convertible to common stock.

          Code: The Internal Revenue Code of 1986, as amended.

          Committee: The Committee designated pursuant to Section 3. Until otherwise determined by the Board of Directors, the Personnel, Compensation and Stock Plan Committee shall be the Committee under the Plan.

          Covered Officer: At any date, (i) any individual who, with respect to the previous fiscal year of the Company, is a "covered employee" of the Company within the meaning of Section 162(m), as hereinafter defined; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

          Earnings Per Share: The Company's aggregate earnings per share from continuing operations before the cumulative effect of a change in accounting principles and before extraordinary items.

          Ending Market Value: The average closing price of a share of the Stock for each of the twenty trading days commencing nine trading days prior to the last trading day of the Performance Period multiplied by the Weighted Average Shares. Ending Market Value shall be adjusted for the payment of cash dividends during the Performance Period, assuming such dividends had been reinvested in Stock on the date paid to Shareholders using the methodology consistent with the determination of the S&P 500 Index Total Return to Shareholders.

          Net Worth: Total shareholders' equity of the Company or any selected subsidiary as presented in the consolidating financial statements of the Company.

          Participant: A senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) or Section 4(d) who receives an Award.

          Performance Objectives: Performance Objectives shall be stated as specified levels of (i) Earnings Per Share, (ii) Total Return to Shareholders as measured against the S&P Index Total Return to Shareholders (or other appropriate index selected by the Committee), (iii) Return on Equity (or return on investment), (iv) growth in Book Value, (v) growth in Net Worth, (vi) Stock price, (vii) Pretax Earnings (or after tax earnings) of the Company or any Subsidiary, division, department or operation thereof, (viii) Adjusted Pretax Income (or after tax income) of the Company or any Subsidiary, (ix) sales of any of the financial products offered by the Company's Subsidiaries, and (x) performance of any of the Company's mutual funds or other financial products as compared with appropriate benchmarks, or a combination of any of the foregoing as determined by the Committee. In the case of Participants other than Covered Officers, Performance Objectives may include such other criteria as the Committee may determine in its discretion as the appropriate performance measure for the Company or of any Subsidiary or division, department or operation of the Company. The Performance Objectives shall be specified for each Award in an agreement between the Company and the Participant and may differ from Participant to Participant and from Award to Award. Performance Objectives may relate to separate performance objectives for the Company or any Subsidiary or for any division, department or operation of the Company or any Subsidiary.

          Performance Period: October 1, 1996 through September 30, 2001, or a portion thereof, or any other period of five fiscal years, or portion thereof, as established by the Committee.

          Plan: The SunAmerica Long-Term Incentive Plan, as it may be amended from time to time.

          Pretax Earnings: The pretax earnings of the Company or any selected subsidiary as presented on the consolidating financial statements of the Company.

          Return on Equity: The sum of each fiscal year's income before the cumulative effect of any change in accounting principles and extraordinary items for a Performance Period, divided by Adjusted Shareholders' Equity at the beginning of each fiscal year in the Performance Period, further adjusted to exclude net unrealized gains and losses on debt and equity securities available for sale.

          S&P Index Total Return to Shareholders: The Standard & Poor's 500 Index Total Return to Shareholders as determined by Standard & Poor's Compustat (or its successor), measured from the first day of the Performance Period to and including the last day of the Performance Period.

          Section 162(m): Section 162(m) of the Code and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

          Stock: The Common Stock, par value $1.00 per share, of SunAmerica Inc.

          Subsidiary: A subsidiary of SunAmerica Inc. within the meaning of
     Section 425(f) of the Code.

          Total Return to Shareholders: The quotient, expressed as a percentage of (a) the amount by which the Ending Market Value of Stock exceeds its Beginning Market Value divided by (b) the Beginning Market Value.

          Weighted Average Shares: The weighted average number of shares of Stock outstanding during the Performance Period, computed in the manner used to determine primary earnings per common share in the Company's financial statements.

     SECTION 3. Administration. (a) Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board of Directors each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award to any Covered Officer.

     (b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries and shareholders.

     SECTION 4. Eligibility for and Payment of Awards. (a) Subject to the provisions of the Plan, the Committee may select officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to the Performance Period, and determine the amount of such Awards and the conditions under which they may be earned.

     (b) Subject to the provisions of the Plan, Awards that are earned with respect to the Performance Period shall be paid to each Participant, at the discretion of the Committee, either in cash or Stock at such time as is established by the Committee. If the payment is made in Stock, for purposes of determining how many shares of such Stock shall be granted in lieu of cash, the Stock shall be valued as of the date the Committee determines an Award has been earned.

     (c) Notwithstanding the provisions of Section 4(b), if, prior to the date established by the Committee for any Performance Period, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Performance Period shall be deferred and paid in one or more periodic installments in accordance with the SunAmerica Inc. Executive Savings Plan or deferred on such other terms as the Committee determines.

     (d) Notwithstanding the provisions of Sections 4(a), 4(b) and 10(a) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). Subject to the discretion of the Committee as set forth in Section 10(b) hereof, the maximum Award that may be earned with respect to a Performance Period is $15,000,000. Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to a Performance Period unless the members of the Committee shall have certified that the Performance Objectives have been achieved for such Performance Period.

     SECTION 5. Each Award shall be paid upon the achievement of Performance Objectives at the end of the Performance Period, each as specified in an agreement in a form prescribed by the Committee. Such agreement shall set forth the Performance Objectives, the Performance Period and any other circumstances or events not otherwise set forth in the Plan resulting in the payment of an Award.

     SECTION 6. Termination of Employment. Except as set forth in Section 7 of this Agreement, upon termination of the Participant's employment with the Company with or without cause or as a result of any event or otherwise for any reason, the Participant's right, title and interest in any portion of the Award as to which the conditions to payment have not been satisfied shall terminate without payment of consideration by the Company.

     SECTION 7. Effect of Certain Terminations of Employment or Other Services.

     (a) Termination Due to Death or Retirement. If the Participant's employment with the Company terminates at any time because of death, or retirement on or after the Participant's normal retirement date (as defined in accordance with the Company's retirement policies), a pro rata portion of the Award as to which the conditions to payment have not been satisfied shall be held subject to the terms and conditions of this Agreement and the remaining portion of the Award shall be canceled and all rights of the Participant to payment in respect thereof shall terminate without any payment of consideration by the Company on the date of such event. The portion of the Award which shall remain subject to this Agreement shall be determined by multiplying the total amount of the Award granted hereunder by a fraction, the numerator of which is the number of days elapsed in the Performance Period as of the date of such event and the denominator of which is the total number of days in the Performance Period; provided, however, that the Committee may, in its sole discretion and subject to the approval of the Board, continue a greater percentage of the Award under this Agreement.

     (b) Termination for Reasons Other Than Death or Retirement. If Participant's employment with the Company terminates for any reason other than those set forth in Section 7(a) above, and whether or not the termination is initiated by the Participant or the Company, any portion of the Award as to which the conditions to payment have not been satisfied at the date of such termination shall be canceled and all rights of the Participant to payment in respect thereof shall terminate without any payment of consideration by the Company. Notwithstanding the foregoing, the Committee may, in its sole discretion and subject to approval of the Board, waive automatic forfeiture as to some or all of the Award and, to that extent, continue the Award and other rights hereunder in the same manner as set forth in Section 7(a) above. Any such waiver in one instance shall not be deemed a waiver or require a similar waiver in any other instance.

     SECTION 8. Change of Ownership. Notwithstanding any provision of this Agreement to the contrary, all conditions to the payment of an Award shall be satisfied upon the occurrence of a Change of Ownership. A Change of Ownership shall be deemed to have occurred if either (1) individuals who, as of the initial effective date of the Plan, constitute the Board (as of the date of the Plan, the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the initial effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters ( 3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the satisfaction of such payment conditions as described in Section 9 of the Plan shall have occurred.

     SECTION 9. General Provisions.

     (a) If the specified Performance Objectives for any Performance Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Objectives and make payments and reductions accordingly under the Plan.

     (b) Notwithstanding the provisions of subparagraph (a) above, the amount available for the grant of an Award under the Plan with respect to a Performance Period to a Covered Officer shall not exceed the amount described in Section 4(d)(i) and any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating such amount.

     (c) No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

     (d) All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

     (e) The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such Participants.

     (f) The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

     (g) Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 10. Amendment and Termination of the Plan. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards earned and deferred by a Participant pursuant to Section 4(c). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company's shareholders if, in the discretion of the Committee, such approval is necessary or desirable to insure continued compliance with Section 162(m) or for any other reason.

                                                                      APPENDIX C

                                SUNAMERICA INC.

                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

                           AMENDED AND RESTATED 1997

     SECTION 1. Purpose. The purpose of this Long-Term Performance-Based Incentive Plan (the "Plan") is to advance the interests of SunAmerica Inc. (the "Company") by providing Mr. Eli Broad, Chairman, President and Chief Executive Officer of the Company with a compensation arrangement that rewards him for significant gains in shareholder wealth as measured by the performance of the Company's Common Stock ("Stock") against the S&P 500 Index Total Return to Shareholders, as defined in Section 5.2(d).

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options and Restricted Stock, all as more fully described below.

     SECTION 2. Administration. Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act and outside directors within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as they are earned in accordance with the Plan, (b) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any required written notices and elections, and change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 8.6.

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that no such determination has been made by the Board or the Committee and any provision of the Plan or action by the Committee or Board fails to so comply, such actions shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     SECTION 3. Effective Date and Term of Plan. The Plan as amended and restated will become effective on the date on which such amended and restated Plan is approved by the Shareholders of the Company. Awards under the Plan as amended and restated will be made for fiscal years 1997 and 1998.

     SECTION 4. Shares Subject to the Plan. Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock subject to Award during any year of the Plan shall not exceed 900,000 for fiscal years prior to 1997 and 1,350,000 for fiscal years 1997 and 1998, plus the Carryover Amount. The "Carryover Amount" is 1,350,000 shares (as adjusted for stock splits through the effective date of this amended and restated Plan) for each fiscal year of the Plan commencing on or after October 1, 1996 and ending prior to the year for which the Award is being made, reduced by the number of shares of Stock for which Awards have been made during any fiscal year.

     No fractional shares of Stock will be delivered under the Plan.

     SECTION 5. Participation and Awards

     5.1 Participation

     Mr. Eli Broad, Chairman, President and Chief Executive Officer of the Company, is the sole participant in the Plan. Mr. Broad will receive an Award under the Plan following the end of each fiscal year, beginning with the year ending September 30, 1994, when and only if the Ending Market Value of the Stock exceeds its Beginning Market Value by an amount greater than the S&P 500 Index Total Return to Shareholders over the comparable period. The first Award under the Plan will be based on a Beginning Market Value as of October 1, 1992 and an Ending Market Value as of September 30, 1994. Thereafter, Awards will be based on the Beginning Market Value and the Ending Market Value for each fiscal year.

     5.2 Determination of Awards

     (a) Award. Promptly following the end of each fiscal year of the Plan, the Committee shall determine whether Ending Market Value exceeds Beginning Market Value for such period. If Ending Market Value is less than or equal to Beginning Market Value, no Award will be made. If Ending Market Value exceeds Beginning Market Value, the Committee shall then determine the "S&P Return Value" for such period in the manner described below. If the Ending Market Value exceeds the S&P Return Value, Mr. Broad will be entitled to receive an Award, as specified below, valued at two percent (2%) of such excess (the "Award Amount"). To the extent required under the Code, the Committee shall certify the achievement of the performance goals.

     (b) Beginning Market Value. For purposes of this Plan, "Beginning Market Value" means the average closing price of the Stock for each of the 20 trading days commencing 10 trading days prior to the first trading day of the relevant period (the "Beginning Stock Price") multiplied by the weighted average number of shares of Stock outstanding during such period, computed in the manner used to determine net income per common share in the Company's financial statements (the "Weighted Average Shares") except that the Beginning Stock Price for a particular period shall never be less than the Ending Stock Price for any previously elapsed period with respect to which an Award was made under in the Plan.

     (c) Ending Market Value. For purposes of this Plan, "Ending Market Value" means the average closing price of the Stock for each of the 20 trading days commencing 9 trading days prior to the last trading day of the relevant period (the "Ending Stock Price") multiplied by the Weighted Average Shares outstanding during such period. Ending Market Value shall be adjusted for the payment of cash dividends during the period, assuming such dividends had been reinvested in Stock on the date paid to stockholders using the methodology consistent with the determination of the S&P 500 Index Total Return to Shareholders.

     (d) S&P 500 Index Total Return to Shareholders. For purposes of this Plan, "S&P 500 Index Total Return to Shareholders" for a particular period shall mean the Standard & Poor's 500 Index Total Return to Shareholders as determined by Standard & Poor's Compustat (or its successor), measured from the first day of the period in question to the last day.

     (e) S&P Return Value. For purposes of this Plan, "S&P Return Value" means Beginning Market Value multiplied by the sum of one (1) plus the S&P 500 Index Total Return To Shareholders, provided that the S&P Return Value for a period under the Plan may never be less than the Beginning Market Value for such period.

     5.3 Payment of Awards

     The Award to be made following any fiscal year prior to fiscal year 1997 shall consist of:

          (a) that number of shares of Restricted Stock as are determined by dividing fifty percent (50%) of the Award Amount by the Ending Stock Price for the period; and

          (b) Options covering a number of shares of Stock equal to three times the number of shares of Restricted Stock determined above.

     The Award to be made following any fiscal year beginning with fiscal year 1997 shall consist of Options covering a number of shares of Stock equal to three times the number obtained by dividing the Award Amount by the Ending Stock Price for the period.

     The Restricted Stock and Options shall be granted upon the terms and conditions set forth below.

     5.4 Deferred Shares

     (a) Awards in Lieu of Restricted Stock. If the Committee determines that the payment of an Award, in whole or in part, in shares of Restricted Stock would result in the Company not being able to take a tax deduction under Section 162(m) of the Code upon the vesting of such Restricted Stock or otherwise would not be in the best interests of the Company, it may elect instead to pay the Restricted Stock portion of the Award in an equivalent number of Deferred Shares. Deferred Shares represent the right to receive the stated number of shares of Stock on the date that is 18 months following the date that Mr. Broad ceases to be an executive officer of the Company or earlier upon the same events described in this Plan for the vesting of Restricted Stock. In the event that any Deferred Shares are awarded pursuant to this Section 5.4(a), all references to Restricted Stock in this Plan shall be deemed to apply, insofar as they are applicable, to the Deferred Shares.

     (b) Dividend Equivalents. In the event that a dividend is paid or property is distributed (including, without limitation, shares of Stock) with respect to a share of Stock while a Deferred Share is outstanding, Mr. Broad shall receive with respect to each Deferred Share then outstanding:

          (i) in the case of a cash dividend, or a distribution of property other than Stock, dividend equivalents in cash or such property which shall be paid concurrently with the payment of the dividend on the Stock, and

          (ii) in the case of Stock dividends, a number of additional Deferred Shares equal to the number of whole or fractional shares of Stock that would have been paid if the Deferred Shares had been Stock outstanding on the date of distribution.

Any additional Deferred Shares issued under this Section 5.4(b) shall be subject to the same terms and conditions, including with respect to vesting, forfeiture and distribution, as apply to the Deferred Shares in respect of which they are issued.

     5.5 Awards for Partial Years

     If Mr. Broad's employment is terminated during any fiscal year of the Plan other than by the Company for Cause or by Mr. Broad without Good Reason, Mr. Broad will be entitled to receive an Award based on the performance of the Stock versus the S&P 500 Index through the date of termination. In addition, on the day prior to the consummation of any "covered transaction" (as defined in Section 7.3), Mr. Broad will be entitled to receive an Award based on the performance of the Stock versus the S&P 500 Index through such date. All such Awards shall be treated as Awards paid with respect to fiscal years beginning with fiscal year 1997.

     SECTION 6. Types of Awards

     6.1 Options

     (a) Nature of Options; Grant Date. An Option will entitle Mr. Broad to purchase Stock at a specified exercise price. The grant date for each Option shall be the last trading day used to determine the Ending Stock Price used in calculating the Award.

     (b) Exercise Price. The exercise price of an Option will be the fair market value of the Stock subject to the Option, determined as of the grant date. In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted.

     (d) Exercise of Options. Options granted under any Award will be exercisable immediately upon such grant. Any exercise of an Option must be in writing, delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised.

     (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; or (2)(i) through the delivery of shares of Stock which have been outstanding for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

     6.2 Restricted Stock

     (a) Nature of Restricted Stock Award. The portion of the Award paid in Restricted Stock entitles Mr. Broad to receive shares of Stock subject to the restrictions described in paragraph (c) below ("Restricted Stock").

     (b) Rights as a Stockholder. Mr. Broad will have all the rights of a stockholder with respect to the Stock granted in connection with an Award, including voting and dividend rights, subject to the restrictions described in paragraph (c) below. Certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of such restrictions, at which time such certificates will be delivered to Mr. Broad.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the earliest of (i) Mr. Broad's termination of employment (A) by reason of death, Disability or normal retirement in accordance with the policies set by the Board of Directors, (B) by the Company other than for Cause or (C) by Mr. Broad for Good Reason (each a "Qualifying Termination") and (ii) a Change of Ownership of the Company. If the Company terminates Mr. Broad's employment for Cause or if Mr. Broad terminates his employment other than for Good Reason or in connection with an event described in clause (A) above, any shares of Restricted Stock that he then holds subject to restrictions will be forfeited to the Company.

     (d) Cause. For purposes of this Plan, "Cause" means (i) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) gross neglect of duties of the office specified in writing by the Board. For purposes of this Plan, Mr. Broad shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to him of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose, and at which Mr. Broad together with his counsel was given an opportunity to be heard, finding that Mr. Broad was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail.

     (e) Good Reason. For purposes of this Plan, "Good Reason" means the voluntary termination by Mr. Broad of his employment (1) to enter public service or (2) within 120 days after the occurrence without his express written consent of any of the following events, provided that Mr. Broad gives notice to the Company at least 30 days in advance requesting that the situation be remedied, and the situation remains unremedied upon expiration of such 30-day period:

          (i) Mr. Broad's removal from, or any failure to reelect him to, the positions of Chairman of the Board, President or Chief Executive Officer, except in connection with his termination for Cause or Disability or termination by him other than for Good Reason; or

          (ii) reduction in Mr. Broad's rate of Base Salary for any fiscal year to less than 100 percent of the rate of Base Salary paid to him in fiscal 1993; or

          (iii) failure of the Company to continue in effect any retirement, life insurance, medical insurance or disability plan in which Mr. Broad was participating on the date of Board adoption of this Plan unless the Company provides Mr. Broad with a plan or plans that provide substantially similar benefits; or

          (iv) a Change of Ownership; or

          (v) any purported termination by the Company of Mr. Broad's employment for Cause that is not effected in compliance with paragraph (d) of this
     Section 6.2.

     (f) Change of Ownership. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's sharehold-ers, was approved by a vote of at least three-quarters ( 3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the 1934 Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the rights to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or
(B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or
(2) on the day prior to the consummation of any "covered transaction" (as defined in Section 7.3).

     (g) Disability. For purposes of this Plan, "Disability" means an illness, injury, accident or condition of either a physical or psychological nature as a result of which Mr. Broad is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

     (h) Notice of Election. If Mr. Broad makes an election under Section 83(b) of the Code with respect to Restricted Stock, he must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Code.

     SECTION 7. Events Affecting Outstanding Options

     7.1 Qualifying Termination

     If Mr. Broad's employment with the Company terminates in connection with a Qualifying Termination, he (or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may exercise all or any Options he then holds at any time prior to the expiration of their respective terms.

     7.2 Termination of Employment (Other than a Qualifying Termination).

     If Mr. Broad's employment with the Company terminates other than in connection with a Qualifying Termination, all Options will continue to be exercisable for a period of ninety days following the termination and shall thereupon terminate, unless the termination was by the Company for Cause, in which case all such Options shall immediately terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

     7.3 Certain Corporate Transactions.

     In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of person and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Options will terminate as of the effective date of the covered transaction.

     SECTION 8. General Provisions

     8.1 Documentation of Awards.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.

     8.2 Rights as a Stockholder.

     Except as specifically provided by the Plan, the receipt of an Award will not give Mr. Broad rights as a stockholder; he will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock.

     8.3 Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until those shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     8.4 Tax Withholding.

     Upon the lapse of restrictions on the Restricted Stock and the exercise of any Options, the Committee will have the right to require that Mr. Broad or his representative remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit Mr. Broad or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     8.5 Nontransferability of Awards.

     Any derivative security issued under this Plan shall not be transferable by Mr. Broad other than by will or the laws of descent and distribution, to the extent such restriction on transferability is among the conditions necessary to secure the benefits of Rule 16b-3 or to exempt the grant of the derivative security from the operation of Section 16(b) under the 1934 Act. To the extent that such restriction on transferability is not among such conditions, Options granted hereunder shall be transferable to the extent determined by the Committee. The designation of a beneficiary shall not constitute a transfer in violation of these provisions.

     8.6 Adjustments.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4 above.

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision included in or relating to the calculation of Awards (including the Beginning Stock Price determined in accordance with Section 5.2(b)) affected by such change. The Committee may also make appropriate adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidation, acquisition, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve (but not enhance) the benefits under the Plan.

     8.7 Employment Rights, Etc.

     Neither the adoption of the Plan nor the grant of Awards will confer upon Mr. Broad any right to continued retention by the Company as an employee or otherwise, or affect in any way the right of the Company to terminate an employment relationship at any time.

     8.8 Deferral of Payments.

     The Committee may agree at any time, upon Mr. Broad's request but subject to its discretion, to defer the date on which any payment under an Award will be made.

     SECTION 9. Effect, Discontinuance, Cancellation, Amendment and
Termination. The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without Mr. Broad's consent, amend the Plan or any outstanding Award so as to adversely affect his rights under the Plan or any outstanding Awards.

                                                                      APPENDIX D

                                   SUNAMERICA

                            NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

     SECTION 1. Purpose. The purposes of the SunAmerica Non-Employee Directors' Stock Option Plan (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage eligible directors of SunAmerica Inc. (the "Company") to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meaning set forth below:

          Annual Retainer: The amount that an Eligible Director would be entitled to receive for serving as a director in the year following an Election Date, but shall not include fees associated with service on any committee of the Board, any meeting fees, or any fees associated with other services to be provided to the Company.

          Board: The Board of Directors of the Company.

          Code: The Internal Revenue Code of 1986, as amended from time to time.

          Common Stock: The common stock, par value $1.00 per share, of the Company.

          Company: SunAmerica Inc.

          Effective Date: February 14, 1997, the effective date of the Plan.

          Election Date: With respect to an Option hereunder, the date of the election or re-election of the Director which entitles the Director to an Option grant hereunder in accordance with Sections 5 and 6.

          Eligible Director: Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Code).

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Fair Market Value: With respect to the Common Stock (i) the average of the high and low prices of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the average of the high and low prices of the Common Stock on the date on which such value is determined, as reported on another recognized securities exchange or on the Nasdaq National Market if the Common Stock shall then be listed and traded upon such exchange or system, or if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

          Option: Any right granted to a Participant allowing such Participant to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under Section 422 of the Code.

          Option Agreement: A written agreement, contract or other instrument evidencing an Option granted hereunder which may, but need not, be signed by the Participant.

          Participant: An Eligible Director who receives an Option under the Plan.

          Shares: Shares of the Common Stock.

     SECTION 3. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

     SECTION 4. Shares Subject to the Plan.

          (a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted under the Plan shall be 250,000 Shares. Any Shares issued pursuant to Options hereunder may consist, in whole or in part, of authorized unissued shares.

          (b) Reduction of Shares Available. (i) The grant of an Option will reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.

          (c) Increase of Shares Available. The lapse, cancellation, or other termination of an Option that has not been fully exercised shall increase the available Shares by the number of Shares that have not been issued upon exercise of such Option.

          (d) Other Adjustments. The total number and kind of Shares available for Options under the Plan and the number and kind of Shares comprised in an annual award to any Eligible Director under Section 5(a) shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization.

     SECTION 5. Options. Options shall be granted to Eligible Directors as follows:

          (a) Elected Directors. Each Eligible Director who is elected or re-elected to the Board at an annual meeting of the Company's shareholders on or after the date hereof shall be granted an Option to acquire 1,000 Shares on such Election Date and shall be granted an Option to acquire 1,000 Shares on each Election Date as of which he or she is re-elected.

          (b) Terms and Conditions. Any Option granted under this Section 5 shall be subject to the following terms and conditions:

             (i) Option Price. The purchase price per Share under an Option granted under this Section 5 shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option.

             (ii) Exercisability. An Option granted under this Section 5 shall be exercisable (A) with respect to the nearest number of whole Shares not to exceed 33% of the Shares subject to the Option granted hereunder, on the first anniversary of the date of grant of such Option; (B) with respect to the nearest number of whole Shares not to exceed an additional 33% of the Shares subject to the Option granted hereunder, on the second anniversary of date of the grant of such Option; and (C) with respect to the remainder of the Shares covered by the Option on the third anniversary of date of grant of such Option. Notwithstanding the foregoing, Options granted to a director whose service is terminated due to retirement at age 70 shall become exercisable on the date of termination.

     SECTION 6. Options in Lieu of Cash Compensation. Options shall be granted to Directors in lieu of cash compensation as follows:

          (a) Election to Receive Option. Options shall be granted automatically to (a) any Eligible Director who, prior to February 14, 1997, and (b) any Eligible Director elected thereafter who, prior to the Election Date on which such director is elected or re-elected to the Board by the Company's shareholders, files with the Secretary of the Company an election to receive stock options in lieu of all or a portion of his or her Annual Retainer with respect to the 12 month period beginning on such Election Date. Each Eligible Director making an election under this Section 6(a) as of an Election Date shall be granted an option as of such Election Date for the number of Shares determined under Section 6(b) below.

          (b) Option Formula. The number of Option shares granted on an Election Date to any Eligible Director under this Section 6 shall be equal to the nearest number of whole Shares determined in accordance with the following formula:

             (Elected Portion)(2.5)
            -------------------------   =    Number of Shares
               (Fair Market Value)

     where Elected Portion refers to the portion of Annual Retainer elected under Section 6(a) and Fair Market Value refers to the Fair Market Value of a Share on the date of grant.

          (c) Option Price. The purchase price per Share covered by each Option granted under this Section 6 shall be the Fair Market Value of a Share on the date of grant.

          (d) Exercisability. An Option granted under this Section 6 shall become exercisable in four substantially equal installments (ignoring any fractional shares that result) on the last day of each of the four fiscal quarters of the Company ending after the date of the grant.

     SECTION 7. General Terms. The following provisions shall apply to any Option granted under the Plan:

          (a) Option Period. Each Option shall expire ten years from its date of grant. Each Option shall be subject to termination before its date of expiration as hereinafter provided.

          (b) Termination of Service as a Director. If a Participant's service as a Director is terminated for any reason other than death or disability, the Participant or his or her beneficiary shall have the right to exercise any Option to the extent it was exercisable at the date of such termination of service and shall not have been exercised. The right to exercise such Option to the extent set forth herein shall continue for 180 days from the date of termination.

          (c) Death or Disability. If the Participant's service as a Director is terminated by death or disability, the participant or his or her beneficiary shall have the right to exercise any Option to the extent it was exercisable at the date of such termination, together with a portion of the Shares subject to any Option granted pursuant to
     Section 5 that would have become exercisable on the next anniversary of the date of grant of such Option, such portion to be determined by multiplying
     (i) the total number of Shares subject to such Option which would have vested on the next anniversary of the grant date had such termination not occurred by (ii) a fraction equal to (A) the total of number of completed months of service from date of grant of such Option to the date of such termination divided by (B) the number of months from date of grant of such Option to the date such Option would have otherwise become exercisable; provided that an Option may not be exercised with respect to a fraction of a Share. The right to exercise such Option to the extent set forth herein shall continue until the expiration of the Option.

          (d) Method of Exercise. Any Option may be exercised by the Participant (or his or her beneficiary, if applicable) in whole or in part at such time or times and by such methods as the Board may specify. The applicable Option Agreement may provide that the Participant may make payment of the Option price in cash, Shares, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total option price.

     SECTION 8. Change of Ownership.

          (a) Immediate Vesting. Notwithstanding any other provision of the Plan to the contrary, upon a Change of Ownership, as defined below, all outstanding Options shall vest and become immediately exercisable.

          (b) Change of Ownership. A "Change of Ownership" shall be deemed to have occurred if either (i) individuals who, as of the initial effective date of this Plan, constitute the Board (as of such initial effective date the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the initial effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters ( 3/4) of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (a) in connection with the acquisition by a third person, including a "group" as such term is used in
     Section 13(d)(3) of the Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Incumbent Board), or (b) in connection with an actual or threatened election contest relating to the election of the directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (ii) the Board (a majority of which should consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the lapse of restrictions or satisfaction of conditions as described in this Section 8 shall have occurred.

     SECTION 9. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuance shall be made (i) without the consent of the affected Participant if such action would impair the rights of a Participant under an Option theretofore granted, or (ii) without the approval of the stockholders if such approval is required to comply with or qualify for any tax or regulatory requirement with which or for which the Board deems it necessary or desirable to comply or qualify.

     SECTION 10. General Provisions.

          (a) No Assignment. No Option shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. Each Option shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

          (b) Compliance Requirements. All certificates for Shares delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

          (c) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maryland and applicable federal law.

          (e) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     SECTION 11. Effective Date and Expiration. The SunAmerica Non-Employee Directors' Stock Option Plan shall be effective upon approval by the Company's shareholders. Options may be granted at any time after the Effective Date and prior to termination of the Plan by the Board. The Plan will expire when no Shares are available for issuance.

                                SUNAMERICA INC.
                                  COMMON STOCK
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 14, 1997

        The undersigned hereby appoints Eli Broad, Chairman of the Board, President and Chief Executive Officer, Joseph M. Tumbler, Vice Chairman, and Jay
S. Wintrob, Vice Chairman, and each of them, as proxies with full power of substitution and revocation, to vote in the name, place and stead of the undersigned, with all powers the undersigned would possess if personally present, all of the shares of SunAmerica Inc. the undersigned is entitled to vote at said Company's annual meeting of shareholders to be held on February 14, 1997 and at all adjournments thereof.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting, dated December 31, 1996.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is indicated, it will be voted for Proposals 1, 2, 3, 4, 5 and 6 and on such other matters as may properly come before the meeting.

(Continued and to be dated and signed on the reverse side.)

                                                SUNAMERICA INC.
                                                P.O. Box 11256
                                                New York, N.Y. 10203-0256

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW:
1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote      *EXCEPTIONS
                          listed below       for all nominees listed below

Nominees: Eli Broad, William F. Aldinger, III,  Karen Hastie-Williams,
          David O. Maxwell, Barry Munitz, Lester Pollack, Carl E. Reichardt,
          Sanford C. Sigoloff, Harold M. Williams, Jay S. Wintrob

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           ------------------------------------------------------------------------------
2. Approval of the Charter Amendment to increase the Company's authorized Common Stock from
   175,000,000 to 350,000,000 shares.

   FOR   AGAINST   ABSTAIN

3. Approval of the 1977 Employee Incentive Stock Plan.

   FOR   AGAINST   ABSTAIN

4. Approval of the SunAmerica Long-Term Incentive Plan.

   FOR   AGAINST   ABSTAIN

5. Approval of the Amendment to the Long-Term Performance-Based Incentive Plan for the
   Chief Executive Officer.

   FOR   AGAINST   ABSTAIN

6. Approval of the Non-Employee Directors' Stock Option Plan.

   FOR   AGAINST   ABSTAIN


Change of Address and or Comments Mark Here

(Please sign EXACTLY as your name appears hereon.) When signing as attorney, executor, administrator, trustee or guardian, please give full title, if more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.


Dated                                                                  , 1997
     ------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

(Please sign, date and return this proxy                 Votes must be indicated
in the enclosed postage prepaid envelope.)               (X) in Black or Blue ink.    X

-------------------------------------------------------------------------------------------

                                SUNAMERICA INC.
                         NONTRANSFERABLE CLASS B STOCK
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 14, 1997

         The undersigned hereby appoints Eli Broad, Chairman of the Board, President and Chief Executive Officer, Joseph M. Tumbler, Vice Chairman, and Jay
S. Wintrob, Vice Chairman, and each of them, as proxies with full power of substitution and revocation, to vote in the name, place and stead of the undersigned, with all powers the undersigned would possess if personally present, all of the shares of SunAmerica Inc. the undersigned is entitled to vote at said Company's annual meeting of shareholders to be held on February 14, 1997 and at all adjournments thereof.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting, dated December 31, 1996.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is indicated, it will be voted for Proposals 1, 2, 3, 4, 5 and 6 and on such other matters as may properly come before the meeting.

(Continued and to be dated and signed on the reverse side.)

                                                SUNAMERICA INC.
                                                P.O. Box 11256
                                                New York, N.Y. 10203-0256

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW:
1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote      *EXCEPTIONS
                          listed below       for all nominees listed below

Nominees: Eli Broad, William F. Aldinger, III, Karen Hastie-Williams,
          David O. Maxwell, Barry Munitz, Lester Pollack, Carl E. Reichardt,
          Sanford C. Sigoloff, Harold M. Williams, Jay S. Wintrob

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           ------------------------------------------------------------------------------
2. Approval of the Charter Amendment to increase the Company's authorized Common Stock from
   175,000,000 to 350,000,000 shares.

   FOR   AGAINST   ABSTAIN

3. Approval of the 1977 Employee Incentive Stock Plan.

   FOR   AGAINST   ABSTAIN

4. Approval of the SunAmerica Long-Term Incentive Plan.

   FOR   AGAINST   ABSTAIN

5. Approval of the Amendment to the Long-Term Performance-Based Incentive Plan for the
   Chief Executive Officer.

   FOR   AGAINST   ABSTAIN

6. Approval of the Non-Employee Directors' Stock Option Plan

   FOR   AGAINST   ABSTAIN


Change of Address and or Comments Mark Here

(Please sign EXACTLY as your name appears hereon.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.


Dated                                                                  , 1997
     ------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

(Please sign, date and return this proxy                 Votes must be indicated
in the enclosed postage prepaid envelope.)               (X) in Black or Blue ink.    X

-------------------------------------------------------------------------------------------